UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT

OF 1934

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DIGITALGLOBE, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 15, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of DigitalGlobe, Inc., to be held at the Hyatt Regency Denver located at 650 15th Street, Denver, CO 80202, in the Mineral Room, on Thursday, May 30, 2013, at 9:00 a.m. Mountain Daylight Time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please ensure that your shares are represented by voting in advance of the meeting as instructed on the Notice of Internet Availability of Proxy Materials, on the Internet, via a toll-free number or, if you request a paper or email copy of the proxy materials, by completing, signing and returning the proxy card that is provided. If you submit your proxy without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

On behalf of the Board of Directors, thank you for your continued support of DigitalGlobe. We look forward to seeing you on Thursday, May 30, 2013.

Sincerely,

Jeffrey R. Tarr
President and Chief Executive Officer DigitalGlobe, Inc. 1601 Dry Creek Drive, Suite 260 Longmont, Colorado 80503 (303) 684-4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2013

To the Stockholders of DigitalGlobe, Inc.:

The Annual Meeting of Stockholders of DigitalGlobe, Inc. will be held at the Hyatt Regency Denver located at 650 15th Street, Denver, CO 80202, in the Mineral Room, on Thursday, May 30, 2013, at 9:00 a.m. Mountain Daylight Time for the following purposes:

1. To vote for the election of three Class I Directors to the Board of Directors, each for a three-year term expiring at the Annual Meeting in 2016 and until their successors are duly elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013;

3. To approve, on an advisory basis, the compensation of the Company’s named executive officers; and

4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on Monday, April 8, 2013, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

The Company has elected to take advantage of the U.S. Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Accordingly, stockholders of record at the close of business on Monday, April 8, 2013, will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement thereof. DigitalGlobe expects to mail the Notice of Internet Availability of Proxy Materials on or about April 15, 2013.

Your vote is very important. Whether or not you expect to attend the Annual Meeting, please vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or the telephone, as promptly as possible in order to ensure your representation at the Annual Meeting. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By Authorization of the Board of Directors,
Sincerely,

Daniel L. Jablonsky
Senior Vice President, General Counsel and Secretary
DigitalGlobe, Inc.
Longmont, Colorado
April 15, 2013

PROXY STATEMENT

This Proxy Statement is furnished to you, the stockholders of DigitalGlobe, Inc., or the Company, a Delaware corporation, as part of the Board of Directors’ solicitation of proxies to be voted at the 2013 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Thursday, May 30, 2013, at 9:00 a.m. Mountain Daylight Time, and at any postponement or adjournment thereof.

We are also furnishing a copy of our Annual Report on Form 10-K for the year ended December 31, 2012, which includes our 2012 financial statements.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Thursday, May 30, 2013

Pursuant to the rules adopted by the U.S. Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice of Internet Availability, to our stockholders of record. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice of Internet Availability. We intend to mail the Notice of Internet Availability on or about April 15, 2013 to all stockholders entitled to vote at the Annual Meeting.

Stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or may request to receive a paper copy of the proxy materials by mail or electronic copy by email on a one-time or ongoing basis. Instructions on how to request a printed copy by mail or electronically may be found on the Notice of Internet Availability of Proxy Materials and on the website referred to in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability will also identify: the date, the time and the location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an email address, and a website where stockholders can request to receive, free of charge, a paper or email copy of the Proxy Statement, our Annual Report and a form of proxy relating to the Annual Meeting; information on how to access and vote the form of proxy; and information on how to obtain directions to attend the meeting and vote in person should stockholders choose to do so.

We have organized this year’s Proxy Statement into three sections. You should read all three sections.

Section I. Questions and answers: this section provides answers to frequently asked questions.

Section II. Proxy proposals: this section provides information about the proposals to be voted on at the Annual Meeting.

Section III. Other required information: this section provides information that is required by law to be included in our Proxy Statement and which has not otherwise been included in Sections  I and II.

SECTION I.

QUESTIONS AND ANSWERS

What am I voting on?

At the Annual Meeting, our stockholders will be voting on the following proposals:

Proposal No. 1	The election of three Class I Directors (Nick S. Cyprus, Jeffrey R. Tarr and James M. Whitehurst) to the Board of Directors, each for a three-year term expiring at our Annual Meeting in 2016 and until their successors are duly elected and qualified.

Proposal No. 2	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Proposal No. 3	The approval, on an advisory basis, of the compensation of the Company’s named executive officers.

How does the Board of Directors recommend I vote on each of the proposals?

The Board of Directors recommends you vote your shares:

•	FOR election of three Class I Directors (Nick S. Cyprus, Jeffrey R. Tarr and James M. Whitehurst) to the Board of Directors (Proposal No. 1);

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2); and

•	FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 3).

When and Where is the Annual Meeting?

The Annual Meeting will be held on Thursday, May 30, 2013, at 9:00 a.m. Mountain Daylight Time at The Hyatt Regency Denver located at 650 15th Street, Denver, CO 80202, in the Mineral Room.

Who can attend the Annual Meeting?

All stockholders as of the close of business on Monday, April 8, 2013, the record date, can attend the Annual Meeting. You will need a valid picture identification to be admitted. If your shares are held through a broker, bank or nominee (that is, in “street name”), you are considered the beneficial holder of such shares and if you would like to attend the Annual Meeting, you will need to contact your bank, broker or nominee and request a “legal proxy”. You must bring the legal proxy to the Annual Meeting along with your valid picture identification. In order to expedite admission to the Annual Meeting, you are encouraged to register in advance by following the “Advance Registration Instructions” included in these proxy materials.

Who is entitled to vote at the meeting?

All stockholders as of the close of business on Monday, April 8, 2013, the record date, are entitled to vote at the Annual Meeting. If you are the beneficial owner of shares held in “street name” through a broker, bank or nominee, the Notice of Internet Availability is being forwarded to you by your broker, bank or nominee. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy in advance of the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.

If I am a stockholder of record, how do I vote?

You can vote your proxy by mail, the Internet, telephone, or in person at the Annual Meeting. You have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Mountain Daylight Time, on May 29, 2013.

•

By mail. If you are a stockholder of record, you may vote your proxy by mail. Simply mark your proxy card, date and sign it, and return it to the Company in the postage-paid envelope provided. If you vote by mail, the persons named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all or some of the nominees for director or whether you withhold authority to vote for all directors. If you vote by mail, sign your proxy card, and do not indicate specific instructions, your shares will be voted “FOR” the election of all three nominees for director under Proposal No. 1, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP under Proposal No. 2 and “FOR” approval, on an advisory basis, of the compensation of our named executive officers under Proposal No. 3. If any other matter is presented at the Annual Meeting, your proxies will vote in accordance with their best judgment. At the time this Proxy Statement went to press, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy Statement.

•

By the Internet. Got to the website www.voteproxy.com and follow the on-screen instructions. Have your proxy card or Notice of Internet Availability available when you access the website. Follow the prompts to vote your shares. PLEASE DO NOT MAIL THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

•

By telephone. Use any touch-tone telephone and dial 1-800-776-9437 in the United States or 1-718-921-8500 from foreign countries toll free to vote your proxy. Have your proxy card or Notice of Internet Availability available when you call. Follow the voting instructions to vote your shares. PLEASE DO NOT MAIL THE PROXY CARD IF YOU ARE VOTING BY TELEPHONE.

•	In person. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If I hold shares in street name, how can I vote my shares?

If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, as the record holder of the shares, your broker, bank or nominee is required to vote those shares in accordance with your instructions. In order to vote your shares, you will need to follow the directions your broker, bank or nominee provides you. If you do not give instructions, your broker, bank or nominee will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker non-votes). Proposal No. 1 and Proposal No. 3 are “non-discretionary”. Accordingly, if you do not give instructions to your broker, bank or nominee, your shares will not be voted with respect to these proposals. Proposal No. 2 is considered “discretionary” and may be voted upon by your broker if you do not give instructions. If you desire to attend in person and vote shares held in “street name” at the Annual Meeting, you must obtain a legal proxy from your broker, bank or nominee, giving you the right to vote the shares at the Annual Meeting.

May I revoke my proxy?

You have the right to revoke your proxy at any time before your shares are actually voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy by:

•	notifying our corporate Secretary, Daniel L. Jablonsky, in writing;

•	signing and returning a later-dated proxy card;

•	submitting a new proxy electronically via the Internet or by telephone; or

•	voting in person at the Annual Meeting.

If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

How will voting on any other business be conducted?

Other than the proposals described in Section II of this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting or any postponement or adjournment thereof, your proxy, if properly submitted, authorizes Daniel L. Jablonsky, our General Counsel and Secretary, and Yancey L. Spruill, our Chief Financial Officer and Treasurer, to vote in their discretion on those matters.

Who will count the vote?

Representatives of American Stock Transfer & Trust Company, LLC, our transfer agent, will serve as the inspector of election at the Annual Meeting and will count the votes.

Who will bear the cost of soliciting votes?

The Company will bear all attendant costs of the solicitations of proxies. These costs include the expense of preparing and mailing the Notice of Internet Availability, any paper proxy solicitation materials and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials to beneficial owners of our stock. We may conduct further solicitation personally, telephonically, through the Internet or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may generate other expenses in connection with the solicitation of proxies.

What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?

If you receive more than one Notice of Internet Availability or set of proxy materials, it probably means your shares are registered differently and are in more than one account. Please follow the voting instructions on each Notice of Internet Availability, proxy card or voting instruction form you received. You may also, submit your proxy or voting instructions electronically or by telephone by following the instructions set forth on each Notice of Internet Availability, proxy card or voting instruction form to ensure that all your shares are voted.

How many shares can vote?

Common Stock Each share of our common stock outstanding, including each unvested share of restricted stock with voting rights, on the record date is entitled to one vote on each of the three director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting. As of the close of business on the record date, Monday, April 8, 2013, 74,530,148 shares of our common stock were outstanding.

Preferred Stock Each share of our Series A Convertible Preferred Stock outstanding on the record date is entitled to vote on each of the three director nominees and on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting on an as-converted basis, together as a single class with the holders of Common Stock, based on the number of shares of common stock into which such holder’s shares of Series A Convertible Preferred Stock is convertible on the record date. As of the close of business on the record date, Monday, April 8, 2013, the outstanding shares of our Series A Convertible Preferred Stock were convertible into 3,056,935 shares of our common stock.

What constitutes a quorum?

The holders of a majority of the shares of our common stock and Series A Convertible Preferred Stock outstanding on the record date, present in person or represented by proxy constitute a quorum at the Annual Meeting. Because there were 77,587,083 eligible votes as of the record date, we will need at least 38,793,542 votes present in person or by proxy at the Annual Meeting for a quorum to exist.

What is the voting requirement to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed

Proposal No. 1: Election of three Class I Directors (Nick S. Cyprus, Jeffrey R. Tarr and James M. Whitehurst) to the Board of Directors.	Plurality of Votes Cast	No

Proposal No. 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	Yes

Proposal No. 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No

Each stockholder will be entitled to vote the number of shares of common stock held as of the record date by that stockholder for each director position to be filled, and each holder of Series A Convertible Preferred Stock on the record date is entitled to vote for each director position to be filled on an as-converted basis based on the number of shares of common stock into which such holder’s shares of Series A Convertible Preferred Stock is convertible on the record date. Stockholders will not be allowed to cumulate their votes in the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Directors are elected by a plurality of the votes cast. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. At our Annual Meeting, the maximum number of directors to be elected is three.

How will “broker non-votes” and abstentions be treated?

“Broker non-votes” are shares held by brokers for which the broker lacks discretionary power to vote and never received voting instructions from the beneficial owner of the shares. Broker non-votes are counted for purposes of calculating a quorum. However, when the broker notes on the proxy card that it lacks discretionary authority to vote shares on a particular proposal and has not received voting instructions from the beneficial owner, those shares are not deemed to be entitled to vote for the purpose of determining whether stockholders have approved the matter and, therefore, will not be counted in determining the outcome for that particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal No. 1) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals No. 2 and No. 3).

As described above, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. For Proposals No. 2 and No. 3, a properly executed proxy marked “ABSTAIN” with respect to the proposal has the same effect as a vote against the matter. Regardless, a properly executed proxy marked “WITHHOLD AUTHORITY” or “ABSTAIN” will be counted for purposes of determining whether a quorum is present.

When must notice of business to be brought before an annual meeting be given and when are stockholder proposals due for the 2014 Annual Meeting?

Advance Notice Procedures Under our bylaws, business, including director nominations, may be brought before an annual meeting of stockholders if it is specified in the notice of the meeting or is otherwise brought before the meeting by, or at the discretion of, the Board of Directors or by a stockholder entitled to vote at such meeting who has delivered notice to our corporate secretary (containing certain information specified in our bylaws) not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. However, in the event that an annual meeting of stockholders is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be delivered not later than the close of business on the 10th day following the day on which we gave notice or made public disclosure of the date of the annual meeting, whichever occurred first. If our 2014 annual meeting of stockholders is held within 25 days before or after May 30, 2014, a stockholder must deliver notice of business, including director nominations, to be brought before the 2014 annual meeting of stockholders no earlier than the close of business on January 30, 2014, and no later than the close of business on May 1, 2014. These requirements are separate from and in addition to the requirements of the SEC that a stockholder must meet in order to have a stockholder proposal included in next year’s Proxy Statement.

Stockholder Proposals for the 2014 Annual Meeting. If you are submitting a proposal to be included in next year’s Proxy Statement, you may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholder proposals submitted for inclusion in next year’s Proxy Statement would have to be received by our corporate secretary at our executive offices no later than December 16, 2013 if the 2014 annual meeting of stockholders were held on or near May 30, 2014. In the event that we elect to hold our 2014 annual meeting of stockholders more than 30 days before or after May 30, 2014, such stockholder proposals would have to be received by us within a reasonable time before we begin to print and send our proxy materials for the 2014 annual meeting of stockholders.

How do I obtain a copy of the Annual Report on Form 10-K that DigitalGlobe filed with the SEC?

A copy of our most recent Annual Report on Form 10-K has been furnished with the proxy materials. If you desire a paper or email copy of our Annual Report on Form 10-K, we will provide one to you free of charge upon your written request to our Vice President of Investor Relations at 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503, or you may access it on our Investor Relations website at http://investor.digitalglobe.com.

How may I obtain a separate set of proxy materials?

If you share an address with another stockholder, you may receive only one Notice of Internet Availability or set of proxy materials (including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2012) unless you have provided contrary instructions. If you wish to receive a separate Notice of Internet Availability or set of proxy materials, please request the additional copies by contacting our Vice President of Investor Relations at 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503, or by telephone at (303) 684-4000. A separate Notice of Internet Availability or set of proxy materials will be sent promptly following receipt of your request.

If you are a stockholder of record and wish to receive a separate Notice of Internet Availability or set of proxy materials in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of the Notice of Internet Availability and you desire to receive one copy or notice in the future, please contact our Vice President of Investor Relations at 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503, or by telephone at (303) 684-4000.

If you hold shares beneficially in street name, please contact your broker, bank or nominee directly if you have questions, or require additional copies of the Notice of Internet Availability, this Proxy Statement or our Annual Report on Form 10-K for the year ended December 31, 2012.

SECTION II.

PROXY PROPOSALS

PROPOSAL NO. 1. ELECTION	OF DIRECTORS

As of April 15, 2013, the Board of Directors consists of ten directors. Our Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. At this year’s Annual Meeting, we will be electing three directors, each to serve a term of three years expiring at our 2016 Annual Meeting and until his or her successor is duly elected and qualified. The nominees are Nick S. Cyprus, Jeffrey R. Tarr and James M. Whitehurst. Lt. Gen. James A. Abrahamson (USAF, Ret.), currently a Class I director with a term set to expire in 2013, is not standing for re-election, and accordingly the Board of Directors will be reduced to nine members effective upon the Annual Meeting.

Each of the nominees standing for election is presently a Class I member of the Board of Directors. The Board of Directors, acting upon the recommendation of the Governance and Nominating Committee, recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as members of the Board of Directors.

The six directors whose terms do not expire in 2013 are expected to continue to serve after the Annual Meeting until such time as their respective terms of office expire and their successors are duly elected and qualified.

If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the person named as proxy on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the resulting vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends. Each of the nominees has consented to be named in this Proxy Statement and to serve if elected.

It is the policy of the Board of Directors that all directors are provided an opportunity to attend the Annual Meeting. Such attendance is not mandatory. General Estes, Ms. Till and Messrs. Albert, Cyprus, Munson, Tarr, Whitehurst and Zervigon attended last year’s Annual Meeting. General Abrahamson, General Carns, and Messrs. Faga and Hough were not directors of the Company at the time of last year’s Annual Meeting.

Following is biographical information about each nominee and each director.

Nominees

Each of the nominees for director has been approved by the Board of Directors, upon the recommendation of the Governance and Nominating Committee, for submission to the stockholders. All nominees are currently serving on the Board of Directors.

In evaluating candidate qualifications for service on the Board of Directors and its committees, the Governance and Nominating Committee considers several factors, including professional experience, educational background, the candidate’s other time commitments, prior performance history on the Board of Directors (if applicable), and the candidate’s independence. Please see Section III of this Proxy Statement, Other Required Information, Director Meetings and Committees, Governance and Nominating Committee, for a more detailed discussion on director nomination considerations.

The individuals standing for election are:

Nick S. Cyprus, age 59, joined the Board of Directors in June 2009. From December 2006 to March 2013, Mr. Cyprus was Vice President, Controller and Chief Accounting Officer of General Motors Company, an automotive manufacturer. Prior to joining General Motors Company, from May 2004 to March 2006, Mr. Cyprus served as Senior Vice President, Controller, and Chief Accounting Officer of Interpublic Group of Companies. From 1999 to 2004, Mr. Cyprus was Vice President, Controller, and Chief Accounting Officer at AT&T Corporation. Mr. Cyprus currently sits on the Board of Directors of Reader’s Digest Association, Inc. and is a member of its Audit Committee. Mr. Cyprus holds a Master of Business Administration from New York University’s Stern School of Business and a Bachelor of Science Degree in Accounting from Fairleigh Dickinson University in New Jersey. Mr. Cyprus is also a certified public accountant.

In considering Mr. Cyprus for nomination to the Board of Directors, the Board noted that Mr. Cyprus brings extensive financial reporting and internal controls experience, having served as the Chief Accounting Officer for several large publicly traded companies, including his most recent position with General Motors Company. In addition, Mr. Cyprus is a certified public accountant. The Board of Directors also took note of the fact that Mr. Cyprus’ contributions to the Company since he joined the Board of Directors, including his service as Chair of the Audit Committee, were significant, particularly with regard to execution of certain financial risk management and financial oversight responsibilities. The Board of Directors believes that Mr. Cyprus’ skills and experience continue to significantly contribute to the expertise of the Board of Directors. Mr. Cyprus meets the independence requirements of the New York Stock Exchange, or NYSE, and the SEC, and meets all SEC requirements for audit committee financial experts. In addition to serving as Chair of the Audit Committee, Mr. Cyprus has also been appointed to the Governance and Nominating Committee of the Board of Directors.

Jeffrey R. Tarr, age 50, joined the Board of Directors in April 2011 and currently serves as a director and our President and Chief Executive Officer. Prior to joining us, from 2008 to December 2010 Mr. Tarr served as the President and Chief Operating Officer of IHS Inc., a provider of information and insight in energy, economics, geopolitical risk, environmental sustainability and supply chain management. Before becoming President and Chief Operating Officer of IHS in 2008, Mr. Tarr was Co-President and Co-Chief Operating Officer (2007-2008) and President and Chief Operating Officer of one of the company’s two operating divisions (2004-2007). Mr. Tarr led Hoover’s Inc. from 2001 through 2004. He served as the Chief Executive Officer, President and a director from 2001 and additionally as Chairman from 2002 until The Dun & Bradstreet Corporation acquired Hoover’s in 2003. Subsequent to the acquisition, Mr. Tarr served as President of Hoover’s. Prior to that, Mr. Tarr served as President and Chief Executive Officer of All.com, Inc. Earlier in his career, Mr. Tarr held senior level positions at US West, Inc., TecMagik and International Development Group. Mr. Tarr began his career with Bain & Company. Mr. Tarr is a director of The Corporate Executive Board Company, a provider of research and analysis focused on strategy, operations and general management issues. Mr. Tarr holds a Master of Business Administration from Stanford University and a Bachelor of Arts from Princeton University’s Woodrow Wilson School of Public and International Affairs.

In considering Mr. Tarr for nomination to the Board of Directors, the Board noted Mr. Tarr’s position as Chief Executive Officer of the Company. The Board of Directors believes it is appropriate to have the Chief Executive Officer of the Company on the Board to facilitate more detailed discussion around the Company’s strategic objectives, internal controls, risk assessment and management, and overall performance. The Board of Directors believes that the skills and experience that Mr. Tarr brings to the position of Chief Executive Officer, including leadership in building growth companies, apply equally to his ability to serve the stockholders of the Company as a member of the Board of Directors.

Mr. Tarr is not considered an independent director and, accordingly, does not serve on any Committee of the Board of Directors and is not compensated for his service as a director.

James M. Whitehurst, age 45, joined the Board of Directors in August 2009. Mr. Whitehurst is President and Chief Executive Officer of Red Hat, the maker of Linux and other enterprise software, a position he has held since January 2008. Mr. Whitehurst previously served as Chief Operating Officer for Delta Air Lines from July 2005 to August 2007, and as Chief Network and Planning Officer from May 2004 to July 2005. From 2002 to 2004, Mr. Whitehurst served as Senior Vice President—Finance, Treasury & Business Development for Delta Air Lines. Prior to joining Delta Air Lines, Mr. Whitehurst held multiple positions of increasing authority at the Boston Consulting Group. Mr. Whitehurst holds a Bachelor of Arts in economics and computer science from Rice University, a General Course Degree from the London School of Economics, and a Master of Business Administration from Harvard Business School.

In considering Mr. Whitehurst for nomination to the Board of Directors, the Board noted Mr. Whitehurst’s significant experience as a top senior executive at both a large publicly traded company, Delta Air Lines, as well as with a high growth software company, Red Hat. The Board of Directors believes Mr. Whitehurst’s experience within these diverse business environments allows him to bring valued insight and expertise to the Company, particularly with regard to development and execution of the Company’s strategy. In addition, Mr. Whitehurst brings significant experience with risk assessment and risk management, gained through his role as Chief Operating

Officer of Delta Air Lines, as well as in his current position with Red Hat. Mr. Whitehurst meets the independence requirements of the NYSE and the SEC. Mr. Whitehurst has been appointed to the Compensation Committee and the Risk Management Committee of the Board of Directors.

Mr. Whitehurst was designated for consideration for nomination by Morgan Stanley & Co. Incorporated pursuant to the Morgan Stanley Investor Agreement, described more fully below.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees set forth above.

Other Directors

Below is a list of the members of the Board of Directors as of April 15, 2013 whose terms of office do not expire until after the Annual Meeting and who are therefore not standing for re-election at the Annual Meeting. Lt. Gen. James A. Abrahamson (USAF, Ret.), currently a Class I director with a term set to expire in 2013, is not standing for re-election, and accordingly the Board of Directors will be reduced to nine members effective upon the Annual Meeting.

Name	Age	Position	Annual Meeting at Which Term Expires
General Howell M. Estes III	71	Class II Director	2014
General Michael P.C. Carns	75	Class II Director	2014
Kimberly Till	57	Class II Director	2014
Martin C. Faga	71	Class III Director	2015
Lawrence A. Hough	69	Class III Director	2015
Warren C. Jenson	56	Class III Director	2015

General Howell M. Estes III, age 71, joined the Board of Directors in 2007, and in February 2011 was elected to serve as Chairman of the Board. General Estes is the President of Howell Estes & Associates, Inc., a consulting firm engaged primarily by aerospace companies worldwide. General Estes previously served on the Board of Trustees for The Aerospace Corporation, a provider of technical and scientific research, development, and advisory services to national-security space programs, and now serves on the Boards of Directors of Analytical Graphics, Inc., a software development company focused on spaceflight and national security, and the Air Force Academy Foundation. From 1965 to 1998, he served in the U.S. Air Force. At the time of his retirement from the Air Force, he was Commander-in-Chief of the North American Aerospace Defense Command and the United States Space Command and also Commander of the Air Force Space Command. In addition to a Bachelor of Science Degree from the Air Force Academy, he holds a Master of Arts Degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard’s JFK School of Government.

In considering the eligibility of General Estes for continued service on the Board of Directors, the Board noted that General Estes brings a combination of military and defense experience, and general business experience, that make him uniquely qualified to contribute to matters involving the Company’s defense and intelligence business segment, including the EnhancedView program. In addition, General Estes has significant board of director experience and key leadership experience gained from his military career. The Board of Directors also noted that General Estes possesses the security clearances necessary to allow him to be briefed on the Company’s classified business, thus allowing the Board of Directors to have insight into to all aspects of the Company’s business. General Estes meets the independence requirements of the NYSE and the SEC. General Estes has been appointed Chairman of the Board and has been appointed to the Compensation Committee and the Governance and Nominating Committee of the Board of Directors.

General Michael P.C. Carns (USAF, Ret.), age 75, joined the Board of Directors on January 31, 2013 pursuant to the Merger Agreement with GeoEye and the Cerberus Agreement, each as defined and described more fully below. Previously, from October 2011 to January 2013, General Carns served on the Board of Directors of GeoEye. General Carns retired in the grade of General from the United States Air Force in September 1994 after 35 years of service, including service as the Vice Chief of Staff, United States Air Force, a position he held from

1991 until 1994. General Carns currently is an independent business consultant. General Carns served as a director of Rockwell Collins from 2001 to 2007 and currently serves as a member of its Technology Advisory Committee, and Entegris, Inc. from 2001 until 2011, and currently serves as a director of IAP Worldwide Systems, Inc., Freedom Group and the Armed Forces Services Corporation. General Carns also serves on a number of government advisory boards and panels, including the General Accountability Office (GAO) Advisory Board and the National Security Agency (NSA) Advisory Board. He is also a Senior Fellow at the National Defense University and the Institute of Defense Analysis, and a Senior Mentor at the Defense Science Studies Group. General Carns is a graduate of the U.S. Air Force Academy and holds a Master of Business Administration from Harvard University.

In considering the eligibility of General Carns for continued service on the Board of Directors, the Board noted General Carns has significant government leadership experience, having served our country for 35 years in the U.S. Air Force, including service as the Vice Chief of Staff, United States Air Force and also has experience as a member of several private sector company boards. General Carns’ extensive government experience and leadership positions in the military and the private sector provide him with a unique perspective, which is beneficial to the Board of Directors. General Carns meets the independence requirements of the NYSE and the SEC and is financially literate. General Carns has been appointed to the Audit Committee and the Risk Management Committee of the Board of Directors.

General Carns was designated for consideration for nomination to the Board of Directors by Cerberus Capital Management, L.P., pursuant to the Merger Agreement and the Cerberus Agreement, each as described more fully below.

Kimberly Till, age 57, joined the Board of Directors in October 2010. Ms. Till is currently the Acting Chief Executive Officer of Morf Media, a gamification (digital marketing) and casual social games company. Prior to Morf Media, Ms. Till was a director and President and Chief Executive Officer of Harris Interactive, a global leader in custom market research and publishers of The Harris Poll®, from October 2008 through June 2011. Ms. Till was responsible for the global management of the company, which included operations in the U.S., Canada, Europe, and Asia. From 2006 to 2008, Ms. Till was President then Chief Executive Officer of the North America Custom business of Taylor Nelson Sofres, a market research company. From 2003 to 2006, Ms. Till served as Vice President of the U.S. then the Worldwide Media and Entertainment Group, Communications Sector, at Microsoft. Earlier in her career, Ms. Till served as Senior Vice President of International Operations and General Manager of AOL International, and as Senior Vice President of Strategic Planning and Marketing for Sony Corporation of America. Ms. Till holds a Bachelor of Arts in History from the University of Alabama, a Master of Business Administration from Harvard Business School, and a Juris Doctorate from Duke University Law School.

In considering Ms. Till for continued service on the Board of Directors, the Board noted that Ms. Till brings significant experience in commercializing and delivering content at companies including Morf Media, Harris Interactive, Sony and Microsoft, and that such experience has value to the Company as it continues to develop its commercial business unit. The Board of Directors also noted Ms. Till’s extensive experience in doing business in Europe, Asia and Latin America. Ms. Till meets the independence requirements of the NYSE and SEC as well as the SEC requirements for audit committee financial experts. Ms. Till has been appointed to the Audit Committee and the Risk Management Committee of the Board of Directors.

Martin C. Faga, age 71, joined the Board of Directors on January 31, 2013 pursuant to the Merger Agreement with GeoEye, as described more fully below. Previously, from August 2006 to January 2013 Mr. Faga served on the Board of Directors of GeoEye. Since April 2010, Mr. Faga has been a director of Inmarsat Government U.S., a wholly owned subsidiary of Inmarsat plc, a British mobile satellite company. Since 2009, Mr. Faga has served as a director of Thomson Reuters Special Services, a wholly owned subsidiary of Thomson Reuters Corp. Since May 2000, Mr. Faga has served on the Board of Trustees for the MITRE Corporation, a non-profit organization for which he previously served as President and Chief Executive Officer from May 2000 through June 2006. Since 2004, Mr. Faga has served as a director for the Association for Intelligence Officers, a non-profit organization; since 2006, he has served as a director and since January 2012 as Chairman for the Space Foundation, a non-profit organization; and since 2007, he has served as a director for Olive Group North America, a subsidiary of Olive Group, a privately-held British firm. Since 2006, Mr. Faga has served as a director, and he is currently a member of the audit committee, of Alliant Techsystems, a supplier of aerospace and defense products. From 2006 to 2008, Mr. Faga served as a director and member of the compensation committee at Electronic Data Systems. Mr. Faga holds a Bachelor of Science in Electrical Engineering and a Master of Science in Electrical Engineering from Lehigh University.

In considering the eligibility of Mr. Faga for continued service on the Board of Directors, the Board noted Mr. Faga’s significant knowledge of the satellite imagery industry, gained as the former director of the National Reconnaissance Office (1989-1993), a federal agency engaged in satellite reconnaissance. His technical background, professional experience and service with MITRE Corporation, operating research centers and developing strategic initiatives, are valuable resources to the Board of Directors. Mr. Faga meets the independence requirements of the NYSE and the SEC. Mr. Faga has been appointed to the Governance and Nominating Committee and is the Chair of the Risk Management Committee of the Board of Directors.

Lawrence A. Hough, age 69, joined the Board of Directors on January 31, 2013 pursuant to the Merger Agreement with GeoEye, as described more fully below. Previously, from June 2008 to January 2013, Mr. Hough served on the Board of Directors of GeoEye. Since January 2008, Mr. Hough has been the managing director of Stuart Mill Venture Partners, L.P., a venture capital investment firm. From January 1997 to the present, he has served as President and Chief Executive Officer of Stuart Mill Capital, Inc. From 2008 to the present, he has served on the Boards of Appistry, Inc. and Marrone Organics Innovations, Inc., both privately held companies. From 1985 to the present, he has served as a trustee of the Shakespeare Theatre Company, a non-profit organization; and since 2006, he has served as a trustee for the Levine School of Music, a non-profit organization. Mr. Hough served as a director of Goldleaf Financial Solutions, Inc., a provider of integrated technology and payment solutions for financial institutions, from 2005 to 2009 and was chairman of its nominating and governance committee. Mr. Hough holds a Bachelor of Science in Engineering from Stanford University and a Master of Science in Management from the MIT Sloan School of Management.

In considering the eligibility of Mr. Hough for continued service on the Board of Directors, the Board noted Mr. Hough’s significant experience in operations and financial oversight gained from serving as president or managing director for various companies over several years, in addition to his memberships on various boards of directors and audit committees, provides him with the executive, operational and financial expertise that is vital to the Board of Directors. Mr. Hough meets the independence requirements of the NYSE and the SEC as well as the SEC requirements for audit committee financial experts. Mr. Hough has been appointed to the Audit Committee and the Compensation Committee of the Board of Directors.

Warren C. Jenson, age 56, joined the Board of Directors in 2008. Mr. Jenson is Chief Financial Officer of Acxiom Corporation, an enterprise data, analytics and marketing services company. From 2008 through 2011 he served as Chief Operating Officer and Chief Financial Officer for Silver Spring Networks., a networking platform and solutions provider for smart grid energy networks From 2002 to 2008, Mr. Jenson served as Executive Vice President, Chief Financial Officer and Administrative Officer of Electronic Arts, Inc. Before joining Electronic Arts, Mr. Jenson served as the Senior Vice President and Chief Financial Officer for Amazon.com, Inc. from 1999 to 2002. From 1998 to 1999, he served as the Chief Financial Officer and Executive Vice President for Delta Air Lines. Prior to that, he worked in several positions as part of the General Electric Company. Most notably, he served as Chief Financial Officer and Senior Vice President for the National Broadcasting Company, a subsidiary of General Electric. Mr. Jenson currently serves as a director of TapJoy, Inc., a monetization and distribution services provider for mobile applications, and Intematix Corporation, an LED material development company, each of which is a privately held corporation. He has a Bachelor of Science in Accounting and a Master of Accountancy-Business Taxation from Brigham Young University.

In considering the eligibility of Mr. Jenson for continued service on the Board of Directors, the Board noted that Mr. Jenson brings significant strategic, operational and financial reporting and internal controls experience, having served as the Chief Financial Officer for several large publicly traded companies and recently as Chief Operating Officer of Silver Spring Networks. In addition, the Board of Directors considered Mr. Jenson’s experience in the media content business, having worked at the National Broadcasting Company, Amazon.com and Electronic Arts, noting that such experience has value to the Company as it continues to develop its commercial business unit. The Board of Directors also took note of Mr. Jenson’s service on the Board of Directors to date and in particular the contributions made as Chair of the Compensation Committee. Mr. Jenson also meets the applicable SEC requirements for audit committee financial experts, providing additional depth to the financial experience of the Board of Directors. Mr. Jenson meets the independence requirements of the NYSE and the SEC. Mr. Jenson has also been appointed to the Governance and Nominating Committee of the Board of Directors.

Mr. Jenson was designated for consideration for nomination by Morgan Stanley & Co. Incorporated pursuant to the Morgan Stanley Investor Agreement, described more fully below.

Morgan Stanley Investor Agreement

On April 28, 2009, we entered into an Investor Agreement (the “Morgan Stanley Investor Agreement”) with Morgan Stanley & Co. Incorporated that granted certain rights to designate for nomination members of the Board of Directors. On February 27, 2013, Morgan Stanley sold substantially all of its shares of DigitalGlobe, resulting in the automatic termination of the Morgan Stanley Investor Agreement. Two of our current directors, Mr. Whitehurst and Mr. Jenson, were nominated to the Board of Directors by Morgan Stanley & Co. Incorporated at the 2010 and 2012 annual meetings, respectively.

GeoEye Merger Agreement

On January 31, 2013, the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 22, 2012, as amended, between the Company, GeoEye, Inc., a Delaware corporation (“GeoEye”), 20/20 Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of DigitalGlobe (“Merger Sub”), and WorldView, LLC, a Delaware limited liability company and a wholly owned subsidiary of DigitalGlobe (“Merger Sub 2”) were consummated. Pursuant to the Merger Agreement, on January 31, 2013 Merger Sub merged with and into GeoEye (the “Merger”), and the separate corporate existence of Merger Sub ceased, with GeoEye continuing as the surviving corporation in the Merger (the “Surviving Corporation”) and the Surviving Corporation was merged with and into Merger Sub 2, with the separate corporate existence of the Surviving Corporation having ceased and Merger Sub 2 continuing as the surviving company in the Subsequent Merger. The Merger Agreement is described in more detail in the Company’s Current Reports on Form 8-K dated July 23, 2012 and August 30, 2012 (but such Current Reports on Form 8-K and information are not incorporated by reference into this Proxy Statement).

Effective upon the consummation of the Merger and in accordance with the terms of the Merger Agreement, the size of the Board of Directors was increased from nine to 10 and the following four directors were appointed to the Board of Directors: (1) Lt. Gen. James A. Abrahamson (USAF, Ret.) was appointed as a DigitalGlobe Class I director, but will not stand for reelection at the Annual Meeting, (2) General Michael P.C. Carns (USAF, Ret.) was appointed as a DigitalGlobe Class II director for a term expiring at the DigitalGlobe annual meeting in 2014, and (3) Martin C. Faga and Lawrence A. Hough were each appointed as a DigitalGlobe Class III director for a term expiring at the DigitalGlobe annual meeting in 2015. Each of the four new directors had been a member of the GeoEye Board of Directors prior to the consummation of the Merger, and was appointed to the DigitalGlobe Board of Directors in connection with the closing of the Merger pursuant to the terms of the Merger Agreement. In connection with the Merger Agreement and Pursuant to the terms of the Cerberus Agreement, Cerberus had the right to designate one director to be appointed to DigitalGlobe’s Board of Directors. General Carns is Cerberus’ designated director appointed to the Board of Directors.

In addition, effective upon the consummation of the Merger and in accordance with the terms of the Merger Agreement, Paul M. Albert, Jr., Alden Munson, Jr. and Eddy Zervigon resigned from the DigitalGlobe Board. Effective upon the consummation of the Merger, the remaining DigitalGlobe board members were assigned to the following classes: Nick S. Cyprus, Jeffrey R. Tarr and James M. Whitehurst were each designated to serve as DigitalGlobe Class I directors for a term expiring at the DigitalGlobe annual meeting in 2013, General Howell M. Estes III and Kimberly Till were each designated to serve as DigitalGlobe Class II directors for a term expiring at the DigitalGlobe annual meeting in 2014, and Warren C. Jenson was designated as a DigitalGlobe Class III Director for a term expiring at the DigitalGlobe annual meeting in 2015.

Cerberus Agreement

Based on information supplied in an amended Schedule 13D filed with the SEC on March 14, 2013, the Cerberus Parties are the beneficial owners of more than 5% of our Common Stock and Series A Convertible Preferred Stock.

On July 22, 2012, DigitalGlobe entered into an agreement (the “Cerberus Agreement”) with Cerberus Capital Management, L.P., Cerberus Partners II, L.P., Cerberus Series Four Holdings, LLC, and Cerberus Satellite LLC (collectively, the “Cerberus Parties”). The Cerberus Agreement provides, among other things, that for a period of time the Cerberus Parties and their respective affiliates (i) will not hold beneficial ownership in excess of 19.9% of the outstanding DigitalGlobe common stock, including the DigitalGlobe preferred stock on an as-converted basis, and (ii) will vote their shares in accordance with the recommendations of the DigitalGlobe Board.

Pursuant to the Cerberus Agreement, Cerberus Capital Management, L.P. held the right to appoint one director to the DigitalGlobe board of directors, with a term to expire at the 2014 DigitalGlobe annual meeting of stockholders. General Michael P.C. Carns, Cerberus Capital Management, L.P.’s designee, was appointed to the DigitalGlobe board of directors effective January 31, 2013 in connection with the closing of the merger with GeoEye.

PROPOSAL NO. 2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

The Audit Committee of the Board of Directors has appointed the accounting firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm to conduct the 2013 annual audit of our financial statements. This matter is nevertheless being submitted to the stockholders to afford them the opportunity to express their views. If this proposal is not approved at the Annual Meeting by the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the meeting and entitled to vote on this proposal, the Audit Committee intends to reconsider its appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. PricewaterhouseCoopers LLP conducted the 2012 annual audit of our financial statements.

We expect that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer any questions concerning the independent registered public accounting firm’s areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

PROPOSAL NO. 3.	ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Consistent with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the corresponding final rules adopted by the SEC on January 25, 2011, implementing the Dodd-Frank Act and taking into consideration the results of the Company’s “say on frequency” vote at its 2011 annual meeting of stockholders, the Company is providing stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers, as required by Section 14A of the Exchange Act, as described in detail in this Proxy Statement.

We consider the strength and quality of our senior leadership team to be a core component of our strategy for the success of our business. Accordingly, our executive compensation program is designed to attract, retain and motivate top talent. We seek to achieve this goal through a compensation program that rewards Company achievement of annual, long term and strategic goals, as well as recognizing individual contributions to achievement of Company results. Our executive compensation program is comprised of a combination of base salary, annual cash incentives, and annual long-term equity incentives. As an executive’s level of responsibility and position increases, a greater portion of his or her total compensation is based on variable or incentive pay. Only base salary is assured so that the majority of overall compensation is at risk for our executives. We believe that this emphasis on incentive based compensation serves to strongly align the interests of our executives with the interests of our stockholders.

The Compensation Discussion and Analysis Section of this Proxy Statement, describes in more detail our executive compensation program, and the considerations and decisions of the Compensation Committee in 2012.

The Company requests stockholder approval of the compensation paid to our named executive officers as described in this Proxy Statement and we are asking stockholders to vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board of Directors unanimously recommends a vote “FOR” the above resolution.

The vote to approve the compensation of our named executive officers is advisory and, accordingly, the results are not binding on the Company. Our Compensation Committee, however, values the input of our stockholders and will consider the results of the vote when making future compensation decisions for our named executive officers. We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2014 annual meeting of stockholders.

SECTION III.

OTHER REQUIRED INFORMATION

Executive Officers

The following table sets forth information about our executive officers as of April 15, 2013. Each of our executive officers serves at the pleasure of the Board of Directors:

Name	Age	Position

Jeffrey R. Tarr	50	President and Chief Executive Officer

Yancey L. Spruill	45	Executive Vice President, Chief Financial Officer and Treasurer

Walter S. Scott	55	Executive Vice President and Chief Technical Officer

Timothy M. Hascall	59	Executive Vice President, Operations and Customer Experience

Leon Anthony Frazier	42	Senior Vice President, Marketing

Daniel L. Jablonsky	43	Senior Vice President, General Counsel and Secretary

Amy Shapero	50	Senior Vice President, Strategy and Corporate Development

Marcy A. Steinke-Fike	49	Senior Vice President, Government Relations

Christopher Tully	56	Senior Vice President, U.S. Government Sales

David B. Turner, Jr.	39	Senior Vice President, Commercial and International Defense and Intelligence Sales

Grover N Wray	52	Senior Vice President and Chief Human Resources Officer

Susan M. Fox	60	Vice President and Chief Accounting Officer

Please see Section II of this Proxy Statement, Proxy Proposals, Nominees for Mr. Tarr’s biography.

Yancey L. Spruill joined DigitalGlobe in 2004, and currently serves as our Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining us, from 2000 to 2004, Mr. Spruill served as a Principal in the Investment Banking group at Thomas Weisel Partners. Additionally, Mr. Spruill’s prior investment banking experience includes roles at Lehman Brothers, Inc. and at J.P.Morgan & Company. Mr. Spruill also served in several manufacturing engineering roles with Corning Incorporated and The Clorox Company. Mr. Spruill holds a Bachelor of Electrical Engineering from Georgia Tech University and a Master of Business Administration from the Amos Tuck School of Business at Dartmouth College.

Dr. Walter S. Scott is our founder and currently serves as our Executive Vice President and Chief Technical Officer. From 1986 through 1992, Dr. Scott held a number of technical, program and department management positions at the Lawrence Livermore National Laboratory, including serving as the Assistant Associate Director of the Physics Department. Prior to this, Dr. Scott served as President of Scott Consulting, a Unix systems and applications consulting firm. Since April 2013, Dr. Scott has served on the Board of Directors of The Open Geospatial Consortium (OGC), an international industry consensus standards organization. Dr. Scott holds a Bachelor of Arts in Applied Mathematics, magna cum laude, from Harvard College and a Doctorate and Master of Science in Computer Science from the University of California, Berkeley.

Timothy M. Hascall joined DigitalGlobe in October 2011 and currently serves as our Executive Vice President of Operations and Customer Experience. Prior to joining us, from 2004 to 2011, Mr. Hascall served as a senior executive at TriZetto Corporation, most recently as President, Blue Cross/Blue Shield Market. Additionally, Mr. Hascall’s prior experience includes General Manager, North America for Equitant, Inc.. Mr. Hascall began his business career with Andersen Consulting, later Accenture, and was made partner in 1996. Mr. Hascall holds a Bachelor of Science in Business Administration from the University of Nebraska, and achieved the rank of Major in the United States Marine Corps, serving as an imagery intelligence officer.

Leon Anthony (“Tony”) Frazier joined DigitalGlobe on January 31, 2013 and currently serves as our Senior Vice President, Marketing. Prior to joining DigitalGlobe, Mr. Frazier led the Marketing and Communications teams of GeoEye., and provided executive oversight of its Information Services and Analytics businesses. Prior to joining GeoEye in December 2010, from January 2008 to December 2010 Mr. Frazier served as Senior Director of Product Management at Cisco Systems, Inc., a manufacturer of networking equipment, where he brought to market emerging technologies core to Cisco’s video and collaboration strategy. Previously, Mr. Frazier served as Vice President of Americas Marketing at Infor, Senior Vice President of Marketing at iPhrase Technologies, and Director of Business Development at pcOrder.com. Mr. Frazier began his career in strategic consulting at Bain & Company. Mr. Frazier holds a Bachelors of Systems Engineering from the University of Pennsylvania and a Master of Business Administration with distinction from Harvard University.

Daniel L. Jablonsky joined DigitalGlobe in March 2012 and currently serves as our Senior Vice President, General Counsel and Secretary. Prior to joining us, from 2011 to March 2012, Mr. Jablonsky was a shareholder at Brownstein Hyatt Farber Schreck, LLP, a law firm, where he practiced corporate and securities law. From 2010 to 2011, Mr. Jablonsky served as the Interim Co-General Counsel of Flextronics International Ltd. and from 2007 to 2010, Mr. Jablonsky served as Senior Corporate Counsel, Securities and Mergers & Acquisitions at Flextronics. During 2007, Mr. Jablonsky was Regional Counsel, Director for UBS Financial Services, Inc. Prior to UBS, Mr. Jablonsky worked in the enforcement division of the U.S. Securities and Exchange Commission and practiced corporate and securities law with O’Melveny & Myers LLP. Mr. Jablonsky also served as an officer and nuclear engineer in the United States Navy prior to attending law school. Mr. Jablonsky holds a Bachelor of Science degree from the United States Naval Academy and a Juris Doctor degree from the University of Washington School of Law.

Amy E. Shapero joined DigitalGlobe in March 2011 and currently serves as our Senior Vice President, Strategy and Corporate Development. Prior to joining DigitalGlobe, since January 2008 Ms. Shapero served as Chief Financial Officer of Spot Trading LLC, a private technology-enabled financial services company specializing in options pricing and trading. Previously, Ms. Shapero held senior finance positions at The McGraw-Hill Companies, a publicly traded global diversified information services company. She served as Senior Vice President, Finance of the Standard & Poor’s business unit and Vice President, Financial Analysis, Planning and M&A at McGraw-Hill Corporate. Ms. Shapero has also worked at Goldman Sachs and other investment banks. Ms. Shapero holds a Bachelor of Science in Accountancy from the University of Illinois and a Master of Business Administration, Finance from the University of Chicago Booth School of Business.

Marcy A. Steinke-Fike joined DigitalGlobe in December 2011 and currently serves as our Senior Vice President, Government Relations. Ms. Steinke-Fike is a retired U.S. Air Force Colonel with 25 years of experience within the U.S. Department of Defense. From 2008 to 2011, Ms. Steinke-Fike served Presidents Bush and Obama as Director of the White House Operations Directorate. From 2006 to 2009, Ms. Steinke-Fike served as Director of Congressional Legislative Affairs for the Chairman and Vice Chairman of the Joint Chiefs of Staff. Ms. Steinke-Fike also held various positions with the U.S. Air Force from 1986 to 2006. Ms. Steinke-Fike also currently serves on the Board of Trustees of the College of St. Scholastica and as adjunct facility at the Arizona State University. Ms. Steinke-Fike holds a B.S. in Nursing from the College of St. Scholastica and a Master of Health Service Administration from the Arizona State University W.P. Carey School of Business. She also received a Fellowship in Foreign Politics, International Relations and the National Interest from the Massachusetts Institute of Technology.

Christopher Tully joined DigitalGlobe on January 31, 2013 and currently serves as our Senior Vice President, U.S. Government Sales. Prior to joining DigitalGlobe, since March 2010 Mr. Tully was Senior Vice President of Sales at GeoEye. Prior to joining GeoEye, from August 2008 to February 2010, Mr. Tully served as Executive Vice President and Chief Sales Officer at Kastle Systems LLC, a security services company. From 2004 to 2008, Mr. Tully served as Senior Vice President of Sales and Customer Service at CoStar Group, Inc.. Prior to that, Mr. Tully was Group Vice President of Sales at GTSI Corporation and also served as Director of Sales in Dell’s Business Systems Division and Preferred Accounts Divisions. He began his career as a sales representative at Xerox Corporation. Mr. Tully holds a Bachelor of Arts from Georgetown University.

David B. (“Bert”) Turner, Jr. joined DigitalGlobe in June 2012 and currently serves as our Senior Vice President, Commercial and International Defense and Intelligence Sales. Prior to joining DigitalGlobe, from

2003 to May 2012 Mr. Turner worked at IHS Inc., a global information company, most recently as Vice President, Strategy & Analysis and Supply Chain. At IHS, Mr. Turner led sales and business development for the Americas Strategy & Analysis sales teams. Prior to IHS, Mr. Turner was the senior business development leader for SAT Corporation, a field-force automation software company. Mr. Turner served as Executive Vice President and later President of iPath Solutions, a Houston-based e-business consulting firm, and served as Vice President of Global Shop Solutions, an ERP software firm. Mr. Turner holds a Bachelor of Business Administration degree from Baylor University with a double major in management information systems and quantitative business analysis.

Grover N Wray joined DigitalGlobe in December 2011 and currently serves as our Senior Vice President and Chief Human Resource Officer. Prior to joining DigitalGlobe, from 2005 to 2011 Mr. Wray led professional, organizational and leadership development initiatives as Executive Vice President of Human Resources at Western Union, a Fortune 500 company based in Englewood, Colorado, and as Vice President, Leadership, Professional Development and Staffing at Janus Capital Group. Mr. Wray also led human resources at Heidrick & Struggles and at Arthur Andersen, where in addition to leading human resources, he also advised clients on change management. Mr. Wray holds a Bachelor of Science in Sociology and a Masters of Organizational Behavior, both from Brigham Young University.

Susan M. Fox joined DigitalGlobe in September 2012 and has served as our Vice President and Chief Accounting Officer since February 26, 2013. Previously, Ms. Fox served as our interim Chief Accounting Officer from September 2012 to February 2013. From 2010 to 2011, Ms. Fox was an independent consultant providing technical accounting services to assist clients in strengthening reporting and accounting processes. From 2004 to 2008, Ms. Fox was Vice President, Finance & Worldwide Corporate Controller for Plantronics, Inc., an electronics company producing audio communications equipment for business and consumers, where she was responsible for Accounting, External Reporting, Tax, Treasury, and Financial Planning and Analysis. In addition, Ms. Fox has over 20 years of experience at a variety of high technology companies. Ms. Fox is a Certified Public Accountant and also holds a Bachelor of Arts from the University of Michigan and a Master of Business Administration from California State University, Hayward.

CORPORATE GOVERNANCE; DIRECTOR MEETINGS AND COMMITTEES

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that governs our senior officers, including our Chief Executive Officer and Chief Financial Officer, and employees. Copies of our Code of Ethics and Business Conduct are available on our website at http://investor.digitalglobe.com and may also be obtained upon request without charge by writing to the Secretary of the Company, DigitalGlobe, Inc., 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503. We will post to our website any amendments to the Code of Ethics and Business Conduct, and any waivers that are required to be disclosed by the rules of either the SEC or the NYSE.

Attendance at Meetings

The Board of Directors met in person or conducted telephonic meetings a total of 17 times from January 1, 2012 to December 31, 2012, and acted six times by unanimous written consent independent of the Board of Director meetings. During such period, our Audit Committee held 13 meetings, the Compensation Committee held five meetings, the Governance and Nominating Committee held four meetings, and the Risk Management Committee held four meetings. Each director attended at least 75% of the aggregate of meetings held by the Board of Directors and all meetings of the committees of the Board of Directors on which such director served during such period.

Our non-management directors meet in closed executive sessions without the presence of management following each regular meeting of the Board of Directors during the year. General Estes presided over these executive sessions in his role as Chairman of the Board.

Director Independence

As required by our Corporate Governance Guidelines and Governance and Nominating Committee charter, the Board of Directors has determined that each of General Howell M. Estes III, General Michael P.C. Carns, Nick S. Cyprus, Martin C. Faga, Lawrence A. Hough, Warren C. Jenson, Kimberly Till and James M. Whitehurst is an “independent director” as defined under the applicable rules and regulations of the SEC and the NYSE. A copy of our Corporate Governance Guidelines and Governance and Nominating Committee charter can be found on the Corporate Governance page of our website at http://investor.digitalglobe.com. In determining the independence of our directors, the Board of Directors considered all transactions in which we and any director had any interest, including those discussed under Certain Relationships and Related Party Transactions in this Proxy Statement.

Board of Directors Leadership Structure

Our Corporate Governance Guidelines do not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board of Directors may select the Chairman of the Board in any manner that it deems best for the Company at any given point in time. The Board of Directors has considered whether it is in the best interest of the Company to separate the offices of Chief Executive Officer and Chairman, and determined that at present it is in the best interest of the Company to separate the positions of Chairman of the Board and Chief Executive Officer. General Estes currently serves as our duly elected Chairman of the Board.

Board of Directors Oversight of Risk

In December 2010, the Company established a standing Risk Management Committee of the Board. The Risk Management Committee is charged with oversight of enterprise risks, including performance under our EnhancedView contract, information technology and security risks, regulatory compliance risks, and oversight of the Company’s development and execution of its Risk Management Program. The Audit Committee has shared responsibility for risk with specific responsibility for financial risk, including risks associated with preparation of financial statements. The Audit Committee also serves as our Qualified Legal Compliance Committee. The Company reports to each committee on a quarterly basis. Both committees report to the full Board on all material risk considerations affecting the Company.

The day-to-day enterprise risk management responsibilities for the Company are overseen by an executive risk committee of the Company comprised of the Chief Financial Officer, the General Counsel, the Executive Vice President of Operations and Customer Experience, the Senior Vice President of Strategy and Corporate Development, and the Senior Vice President of Marketing, in accordance with the Company’s Enterprise Risk Management Policy. The Chief Financial Officer and the Director of Internal Audit have primary responsibility for reporting to the Risk Management Committee and the Audit Committee on enterprise risk matters, though other members of management may participate, as warranted by the matters to be discussed.

Committees of the Board of Directors

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Risk Management Committee.

The Board of Directors annually reviews and approves the charter of each of the committees. The charters for each committee were reviewed and approved on November 14, 2012. All committee charters are available on the Corporate Governance page of our website at http://investor.digitalglobe.com.

Audit Committee.    Our Audit Committee assists the Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence and the performance of our independent registered public accounting firm. The Audit Committee: (i) reviews the audit plans and findings of our independent registered public accounting firm and our internal audit activities, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary; (ii) reviews our financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm; (iii) reviews our financial risk and internal control procedures, and significant tax and legal matters; and (iv) has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm. The Audit Committee reviews and evaluates, at least every 12 months, the adequacy of its charter. The members of this committee are Mr. Cyprus, Mr. Hough, Ms. Till, and General Carns, each of whom qualifies as an independent director, as defined under the NYSE rules and Rule 10A-3 of the Exchange Act. The Board of Directors has determined that each of Messrs. Cyprus and Hough and Ms. Till qualifies as an audit committee financial expert as defined by applicable SEC rules and General Carnes is financially literate. Mr. Cyprus is the chair of the Audit Committee.

Audit and Non-Audit Fees

PricewaterhouseCoopers LLP’s charges for fiscal years 2012 and 2011 were as follows:

	2012	2011
Audit Fees	$2,120,500	$1,681,317
Audit Related Fees	—	17,125
Tax Fees	—	—
All Other Fees	46,308	7,558

Audit fees include amounts related to our annual audit, senior indebtedness, our merger with GeoEye, registration statements and certain statutory audits. Audit related fees include fees related to services on revenue recognition policies. Other fees included amounts for due diligence services in connection with our merger with GeoEye and for research software subscription fees.

Audit Committee Policy Regarding Pre-Approval of Services of Independent Registered Public Accounting Firm

As set forth in its charter, the Audit Committee has the sole authority to review in advance, and grant any appropriate pre-approval of: (i) all auditing services to be provided by the independent registered public accounting firm and (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith to approve all fees and other terms of engagement. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. In 2012 and 2011, all services of PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

We expect that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer any questions concerning the independent registered public accounting firm’s areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act or incorporated by reference in any document so filed.

AUDIT COMMITTEE REPORT

To the Board of Directors of DigitalGlobe, Inc.:

As set forth in more detail in the Audit Committee charter, the Audit Committee’s primary responsibilities fall into three categories:

•

first, the Audit Committee is responsible for monitoring the preparation and review of the quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside independent registered public accounting firm regarding significant accounting and reporting matters;

•

second, the Audit Committee is responsible for the appointment, compensation, retention and oversight of all of the work of the independent registered public accounting firm, as well as determining whether the outside registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the public accounting firm’s communications with the Audit Committee concerning independence); and

•	third, the Audit Committee oversees management’s implementation of effective systems of internal controls.

The Audit Committee has reviewed and discussed with the Company’s management and its independent registered public accounting firm, PricewaterhouseCoopers LLP, the Company’s audited financial statements for the years ended December 31, 2012, 2011 and 2010, known as the Audited Financial Statements. Management advised the Audit Committee that the Audited Financial Statements were prepared in accordance with generally accepted accounting principles. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with that firm its independence from the Company. The Audit Committee also discussed with the Company’s management and PricewaterhouseCoopers LLP such other matters, and received such assurances from that firm, as the Audit Committee deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.

Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements and internal control over financial reporting, and relying thereon, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in our Annual Report on Form 10-K for 2012.

The Audit Committee:

Nick S. Cyprus (Chair)

General Michael P.C. Carns

Lawrence A. Hough

Kimberly Till

Compensation Committee.    Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends for approval by the Board of Directors the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our equity award plans. The Compensation Committee periodically uses an independent consultant, Towers Watson, to assist in fulfilling its responsibilities. The Compensation Committee reviews and evaluates, at least every 12 months, the adequacy of its charter and the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. The members of this committee currently are Mr. Jenson, General Estes, Mr. Hough, and Mr. Whitehurst, each of whom qualifies as an independent director, as defined under the applicable rules and regulations of the SEC and the NYSE. Mr. Jenson is the chair of the Compensation Committee.

Governance and Nominating Committee.    The Governance and Nominating Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors. In addition, the Governance and Nominating Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board of Directors concerning governance matters. The Governance and Nominating Committee reviews and evaluates, at least every 12 months, the adequacy of its charter. The current members of this committee are General Estes, Mr. Cyprus, Mr. Faga, and Mr. Jenson, each of whom qualifies as an independent director, as defined under the applicable rules and regulations of the SEC and the NYSE. General Estes is the chair of the Governance and Nominating Committee.

The Governance and Nominating Committee reviews all candidates for nomination to the Board of Directors, including those recommended by stockholders. To have a candidate considered by the Governance and Nominating Committee for the 2014 annual meeting of stockholders, a stockholder must submit the recommendation in writing to our corporate Secretary within the time frame and pursuant to the procedure described under Section I of this Proxy Statement, Questions and Answers, When must notice of business to be brought before an annual meeting be given and when are stockholder proposals due for the 2014 Annual Meeting. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as brief biographical information setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. Our bylaws include additional requirements regarding nominations of persons at a stockholders’ meeting other than by the Board of Directors.

The Governance and Nominating Committee evaluates and reviews with the Board of Directors, from time to time, the appropriate qualifications, expertise and characteristics required of Board members. This assessment includes consideration of experience, background and skills, including an understanding of media content segments, U.S. government contracting, international business, corporate finance, accounting and internal controls, technology, sales and marketing, and strategic business planning. The Board of Directors believes it is in the best interest of the Company for the Board of Directors to be comprised of members with diverse professional backgrounds, educational backgrounds, and experience levels in order to bring different points of view and substantive areas of expertise to the Board of Directors. Specifically, the Board of Directors seeks to have members with respective expertise in defense and intelligence, and commercial digital content and distribution. The Board of Directors also looks for individuals with experience in growth companies, as well as individuals with experience in large mature companies.

The Board of Directors considers depth in certain skill sets, in particular financial reporting and internal controls, to be of primary importance for the Board of Directors. Accordingly, the Board of Directors seeks to have no less than two independent qualified audit committee financial experts on the Board of Directors at any time to ensure redundancy in eligibility for the Audit Committee chair position. The financial experience of all Board members is a significant consideration in evaluation of candidates. The Board of Directors assesses qualifications of potential Board members in the context of the perceived needs of the Board of Directors at a particular point in time with the objective of maintaining a highly qualified Board with diversity in experience, educational background and skill sets. In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director’s tenure on the Board of Directors, past attendance at meetings, participation in and contributions to the activities of the Board of Directors, the director’s independence (including any actual, potential or perceived conflicts of interest), as well as the director’s age and changes in his or her principal occupation or professional status.

Other than as described above, the Board has not adopted a formal policy regarding the consideration of director candidates recommended by stockholders; however, the Board would not evaluate stockholder nominees differently from management or Board nominees.

Risk Management Committee.    Our Risk Management Committee is responsible for overseeing enterprise risk management for the Company. Its responsibilities include reviewing the Company’s identification of risks and their mitigation in light of the Company’s risk tolerance profile and business strategy, periodically reviewing the adequacy of the Company’s resources to perform its risk management responsibilities and achieve its objectives, meeting with the Company’s executive risk oversight committee, reviewing the Company’s performance under material agreements such as the EnhancedView contract, reviewing the Company’s information technology and industrial security programs and reviewing the Company’s compliance with legal and regulatory requirements relating to business operations. The Risk Management Committee reviews and evaluates, at least every 12 months, the adequacy of its charter. The current members of this committee are Mr. Faga, General Carns, Mr. Whitehurst, and Ms. Till, each of whom qualifies as an independent director, as defined under the applicable rules and regulations of the SEC and the NYSE. Mr. Faga is the chair of the Risk Management Committee.

Succession Planning

The Board of Directors is accountable for the development, implementation and continual review of a succession plan for the Chief Executive Officer and other executive officers. Board members are expected to have a thorough understanding of the characteristics necessary for a Chief Executive Officer to execute on a long-term strategy that optimizes operating performance, profitability and stockholder value creation. As part of its responsibilities under its charter, the Compensation Committee of the Board of Directors oversees the succession planning process for the Chief Executive Officer and other key employees. The ongoing succession process is designed to reduce vacancy, readiness and transition risks and develop strong leadership quality and executive bench strength. The succession plan for the Chief Executive Officer and other key employees is reviewed not less than annually with the Board of Directors in executive session.

Communications with the Board of Directors

The Board of Directors encourages our stockholders and other interested parties who are interested in communicating with the independent directors as a group to do so electronically by clicking on “Independent Director Contact” on our corporate governance website located at http://investor.digitalglobe.com, by email to independentdirector@digitalglobe.com, or by mail addressed to: Corporate Secretary, DigitalGlobe, Inc., 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503.

Correspondence received that is addressed to the independent directors will be reviewed by our General Counsel or designee, who will regularly forward to the independent directors all correspondence that, in the opinion of our General Counsel, deals with the functions of the Board of Directors or committees thereof or that the General Counsel otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to the independent directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

DIRECTOR COMPENSATION

The table below provides information concerning cash and other compensation paid to our non-employee directors who served during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
General Howell M. Estes III	$107,000	$120,051	—	$227,051
Paul M. Albert, Jr.(2)	60,750	85,024	—	145,774
Nick S. Cyprus	69,750	85,024	—	154,774
Warren C. Jenson	74,500	85,024	—	159,524
Alden Munson, Jr.(2)	72,000	85,024	—	157,024
Kimberly Till	58,500	85,024	—	143,524
James M. Whitehurst	64,500	85,024	—	149,524
Eddy Zervigon(2)	45,000	85,024	—	130,024

(1)	Amounts represent the grant date fair value of awards computed in accordance with FASB (as defined below) ASC (as defined below) Topic 718. For a discussion of valuation assumptions used in the ASC Topic 718 calculations; see Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	Mr. Albert, Mr. Munson and Mr. Zervigon resigned from the Board of Directors effective January 31, 2013.

Directors’ Compensation

Our Compensation Committee meets with Towers Watson to review Board compensation on an annual basis. In January 2013, the Compensation Committee approved a revision to independent Director compensation to reflect market appropriate compensation for a larger aspirational peer group as a result of the merger with GeoEye. Key changes include elimination of Board meeting fees and Committee membership retainers and adoption of one overall cash retainer for all Board Members in the amount of $65,000, which approximates the same level of cash compensation on a value-equivalent basis. The annual Board member equity retainer was increased from $85,000 to $110,000 annually and will continue to be delivered in four quarterly installments. Committee chair retainers will remain the same and the independent Chairman of the Board incremental retainer will increase from $70,000 to $85,000 comprised of a $35,000 incremental cash retainer and $50,000 in fully-vested equity.

For fiscal year 2012, we paid our Directors as follows:

A. Annual Retainers and Meeting Fees

Retainers:

Independent Chairman of the Board:

•	annual retainer of $100,000 paid 65% in cash and 35% in fully vested shares of the Company’s stock

All Other Independent Board Members:

•	an annual retainer of $30,000;

Meeting Fees

•	a fee of $3,750 for in-person attendance at each board meeting;

B. Committee Fees

•	annual committee fees of $6,000 for members, excluding chairs, of each committee; and

•	committee chair fees as follows:

• Audit Committee Chair	$21,000 (cash)
• Compensation Committee Chair	$16,000 (cash)
• Governance and Nominating Committee Chair	$13,500 (cash)
• Risk Management Committee Chair	$13,500 (cash)

C. Annual Equity Awards and New Member Awards

•	fully vested annual equity awards having a value of $85,000 and an initial equity award having a value of $170,000 upon joining the Board of Directors.

We also reimburse our directors for their travel costs and expenses relating to attendance at committee and Board meetings. In addition, pursuant to the Company’s Director Education Policy, the Company will reimburse up to $5,000 per director per year for expenses incurred by a director in connection with attendance at certain approved continuing education programs. Approved programs include (i) industry specific conferences with programs that are addressing matters reasonably expected to affect the Company, (ii) professional continuing education programs related to professional certifications (e.g. CPA), and (iii) programs related to corporate governance or service on boards of directors. Other education programs may be approved on a case-by-case basis by the Chairman of the Board.

General Abrahamson, General Carns, Mr. Faga and Mr. Hough, who joined the Board on January 31, 2013 pursuant to the Merger Agreement with GeoEye, are considered to be ongoing directors, and accordingly did not receive a new member equity award.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since January 1, 2012, to which we were a party or will be a party other than compensation arrangements which are described under Compensation Discussion and Analysis, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Stockholders’ Agreement

We are a party to a stockholders’ agreement which provides, among other things, that certain holders of our common stock, including Morgan Stanley & Co. Incorporated and Hitachi Solutions, Ltd., have the right to request that their shares be covered by a registration statement that we are otherwise filing.

Morgan Stanley & Co. Incorporated Agreements

At December 31, 2012, Morgan Stanley and its affiliates held approximately 7.5 million shares, or approximately 15.9%, of the Company’s outstanding common stock.

On April 28, 2009, we entered into the Morgan Stanley Investor Agreement, which granted certain rights to designate for nomination members of the Board of Directors. As of December 31, 2012, pursuant to the Morgan Stanley Investor Agreement, three of DigitalGlobe’s directors, Mr. Albert, Mr. Jenson and Mr. Whitehurst, were Morgan Stanley’s designees. Mr. Albert, Mr. Jenson and Mr. Whitehurst were independent directors, as defined under the applicable rules of the NYSE. Mr. Albert resigned from the Company’s board of directors effective as of January 31, 2013 in connection with the GeoEye acquisition. Also in connection with the GeoEye acquisition, in January 2013, the Company paid Morgan Stanley approximately $26.5 million in fees and expenses associated the merger with GeoEye and the associated financing.

On February 27, 2013, Morgan Stanley sold substantially all of its shares of DigitalGlobe, resulting in the automatic termination of the Morgan Stanley Investor Agreement. Two of our current directors, Mr. Whitehurst and Mr. Jenson, had been nominated to the Board of Directors by Morgan Stanley & Co. Incorporated at the 2010 and 2012 annual meetings, respectively. The Company does not consider Morgan Stanley to be a related party.

Hitachi Agreements

At December 31, 2012 Hitachi, Ltd. and its affiliates held approximately 3 million shares, or approximately 6.4%, of the Company’s outstanding common stock.

Hitachi Software Engineering Co., Ltd., an affiliate of Hitachi, Ltd., was granted certain international distribution rights for our imagery products, including exclusive distribution rights for our imagery products in Japan. In October 2010, Hitachi Software Engineering Co., Ltd. was merged into Hitachi Solutions, Ltd., and all contractual rights were assigned to Hitachi Solutions, Ltd.

Pursuant to a data distribution agreement dated January 28, 2005, Hitachi Solutions has the rights to act as a reseller of our products and services, including the rights to sell access time to our WorldView-2 satellite to agencies within the government of Japan. In addition, we are party to a direct access facility purchase agreement dated March 23, 2007. Under the direct access facility purchase agreement, we have constructed and sold to Hitachi Software Engineering, now Hitachi Solutions, a direct access facility, which allows an end-customer of Hitachi Solutions to directly access and task our WorldView-2 satellite. In 2012, we received $28.6 million from Hitachi Solutions under the data distribution agreement and the direct access facility purchase agreement. As of December 31, 2012 we estimated that we would be entitled to receive from Hitachi Solutions minimum payments of approximately $55.0 million over the remaining life of the data distribution agreement.

Under the data distribution agreement, Hitachi Solutions also earns commissions on sales of our products and services made by us or others within the non-exclusive distribution territory granted to Hitachi Solutions under the data distribution agreement. Hitachi Solutions earned sales commissions of approximately $2.1 million in 2012. We owed Hitachi Solutions $0.3 million at December 31, 2012. Hitachi Solutions also purchased approximately $4.2 million of our products and services in 2012 for distribution within their territory. Amounts owed to us by Hitachi Solutions totaled $8.0 million at December 31, 2012.

Following our merger with GeoEye, the total issued and authorized common stock of the Company was increased by approximately 26.5 million shares. Accordingly, it is our belief that as of February 1, 2013, Hitachi, Ltd. and its affiliates are no longer beneficial owners of more than 5% of our common stock.

Cerberus Agreement

Based on information supplied in an amended Schedule 13D filed with the SEC on March 14, 2013, the Cerberus Parties are, as of March 14, 2013, the beneficial owners of more than 5% of our common stock and Series A Convertible Preferred Stock.

On July 22, 2012, DigitalGlobe entered into the Cerberus Agreement with the Cerberus Parties, as described above under Section II of this Proxy Statement, Proxy Proposals, 1. Election of Directors, Cerberus Agreement” The Cerberus Agreement provides, among other things, that for a period of time the Cerberus Parties and their respective affiliates (i) will not hold beneficial ownership in excess of 19.9% of our outstanding shares of common stock, including shares of our Series A Convertible Preferred Stock on an as-converted basis, and (ii) will vote their shares in accordance with the recommendations of the DigitalGlobe Board.

Pursuant to the Cerberus Agreement, Cerberus Capital Management, L.P. also held the right to appoint one director to the DigitalGlobe Board, with a term to expire at the 2014 DigitalGlobe annual meeting of stockholders. General Michael P.C. Carns, Cerberus Capital Management, L.P.’s designee, was appointed to the DigitalGlobe Board effective January 31, 2013 in connection with the closing of the merger with GeoEye.

Review, Approval or Ratification of Related Party Transactions

Our Governance and Nominating Committee is responsible for reviewing all related person transactions that are required to be disclosed under the SEC rules and, when appropriate, initially authorize or ratify all such transactions in accordance with written policies and procedures established by the committee from time to time.

The policies and procedures provide that, in determining whether or not to recommend the initial approval or ratification of a related person transaction, the Governance and Nominating Committee will consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (1) whether there is an appropriate business justification for the transaction; (2) the benefits that accrue to us as a result of the transaction; (3) the terms available to unrelated third parties entering into similar transactions; (4) the impact of the transaction on a Director’s independence (in the event the related person is a Director, an immediate family member of a Director or an entity in which a Director is a partner, stockholder or executive officer); (5) the availability of other sources for comparable products or services; (6) whether it is a single transaction or a series of ongoing, related transactions; and (7) whether entering into the transaction would be consistent with our Code of Ethics and Business Conduct. In addition, our Audit Committee reviews all related person transactions for which Audit Committee approval is required by applicable law or NYSE rules.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. We are required to disclose any failure of these executive officers, directors and 10% stockholders to file these reports by the required deadlines. Based solely on our review of the copies of Forms 3, 4 and 5 received by us, or written representations from certain reporting persons that no report on Form 5 was required for such persons, we believe that, for the reporting period covering 2012, each of our executive officers and directors complied, on a timely basis, with their reporting requirements under Section 16(a) for the year, except that Mr. Timothy Hascall, our Executive Vice President—Operations and Customer Experience, filed one late report for one transaction due to administrative considerations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee who served during 2012 is or has ever been one of our officers or employees. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on the Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors reviewed and discussed with the Company’s management the following Compensation Discussion and Analysis (CD&A). Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC. The Board of Directors accepted the Compensation Committee’s recommendation.

This report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

The Compensation Committee:

Warren C. Jenson (Chair)

General Howell M. Estes, III

Lawrence A. Hough

James M. Whitehurst

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the material elements of the compensation of our named executive officers and describes the objectives and principles underlying our executive compensation programs.

Executive Summary:

2012 was an important, transformative year for our company. We grew revenue by 24 percent, and delivered earnings per share of $0.84 versus a year-ago loss, demonstrating the operating leverage in our business. We grew our 12-month backlog by 37 percent, underscoring the validity of our expectation of continued double-digit growth rates. In addition to exceeding our financial and operational plan, we strengthened our senior leadership team. We also engineered a powerful combination with GeoEye and created an even stronger platform for our future. Together with many other successes, we have greatly advanced our transformation into a high-growth, diversified leader in geospatial information and insight.

Compensation Philosophy and Objectives

A key component of our business strategy is to provide incentives to attract, retain and motivate top talent. The Compensation Committee designs total compensation packages for our named executive officers and other executives to align the actions of our named executive officers with the long and short-term interests of our stockholders. We strive to meet these objectives by implementing the following principles:

•	Market Competitive Compensation: We target market median for all elements of Total Direct Compensation at Target Performance levels with appropriate upside for higher performance levels;

•	Pay at Risk Aligned to Performance: We support our overall business objectives by aligning a substantial portion of executive total compensation with our financial and operating performance; and

•	Stockholder Alignment: Alignment to metrics that drive shareowner success.

As illustrated below, 77% of our Chief Executive Officer’s compensation, and 68% of our other 2012 named executive officers’ compensation, is performance-based and tied to Company performance and individual performance.

*	Performance-Based Compensation includes Cash Incentives, Stock Options, and Restricted Stock Units

Compensation Practices and Responsibilities

•	The Compensation Committee

The Compensation Committee engages in an ongoing review of DigitalGlobe’s Executive Total Compensation Programs to ensure they are both market competitive and support the Compensation Philosophy and Objectives. The Compensation Committee also has responsibility for evaluating and reporting to the Board of Directors on matters concerning management performance. In carrying out these responsibilities, the Compensation Committee reviews the performance of the Chief Executive Officer, the Chief Executive Officer’s evaluation of the other named executive officers, and his recommendations with respect to their compensation. The Compensation Committee also reviews all components of our named executive officers’ Compensation for consistency with our compensation philosophy, as stated above. Ultimately, the Compensation Committee recommends to the Board of Directors compensation for all named executive officers, including the Chief Executive Officer, and the full Board takes this recommendation under advisement. The full Board of Directors has the final responsibility for approving compensation for our named executive officers based on the recommendations of our Compensation Committee.

•	Role of Management

At the end of each year, the Chief Executive Officer evaluates the performance of the named executive officers, excluding the Chief Executive Officer’s own performance, and discusses the results of such evaluations with the Compensation Committee. These evaluations assess actual performance relative to each officer’s individual business related goals and objectives, and the contribution made by each officer to our overall results. The Chief Executive Officer also considers the level of responsibility of each named executive officer and his or her specific individual leadership accomplishments, including how the leader is building succession plans, demonstrating our values and engaging employees in the Company’s success. Based on the foregoing evaluations, the Chief Executive Officer makes specific recommendations to the Compensation Committee regarding any adjustments to base salary for the named executive officers. The Chief Executive Officer also makes recommendations to the Compensation Committee regarding the amount to be paid to each named executive officer (excluding the Chief Executive Officer) under the discretionary portion of the cash component of the Executive Success Sharing Plan for the completed year as well as any adjustments to the target cash and equity components of the Executive Success Sharing Plan (discussed below) for the upcoming year.

Management periodically reviews how the compensation plans align with our compensation philosophy and provides to the Compensation Committee recommendations regarding the design and strategy of the compensation and benefit plans affecting the named executive officers. The Compensation Committee takes such recommendations under advisement as part of their periodic review of the Company’s compensation program and recommends to the full Board adjustments to such plans as the Compensation Committee deems appropriate.

•	Named Executive Officers

The Company’s named executive officers for 2012 were:

Jeffrey R. Tarr	President & Chief Executive Officer
Yancey L. Spruill	Executive Vice President, Chief Financial Officer and Treasurer
Walter S. Scott	Executive Vice President, Chief Technical Officer
David B. Turner, Jr.	Senior Vice President, Commercial and International Defense and Intelligence Sales
Daniel L. Jablonsky	Senior Vice President, General Counsel and Secretary

•	Independent Compensation Consultants

The Compensation Committee retains outside experts to assist the Compensation Committee in evaluating the Company’s compensation practices. Towers Watson was engaged in 2012 to serve as the independent compensation consultant to the Compensation Committee. Towers Watson reports directly to the Compensation Committee and works for the Compensation Committee, in conjunction with management to obtain or confirm information, to review the Company’s compensation programs and evaluate the competitiveness of its Board and executive compensation levels. Towers Watson does not provide any other consulting services to the Company. The Compensation Committee considered the SEC’s six independence factors and determined Towers Watson to be independent for 2012.

•	External Benchmark Process

Towers Watson annually reviews the proxy statements for each member of our peer group and provides the Compensation Committee with compensation data relating to salary, cash bonus, and long-term incentives relative to our named executive officers. Additionally, Towers Watson provides the Compensation Committee with published survey benchmarks reflecting the high-technology industry data for the Chief Executive Officer, Chief Financial Officer, General Counsel and the other named executive officers. Compensation elements reviewed included base salary, bonus targets, total cash compensation, and total direct compensation. These survey data were adjusted to be consistent with the Company’s size and shared with the Compensation Committee along with the peer group proxy data. The Compensation Committee will monitor the peer group (as discussed below) for potential revisions in light of changing market or business conditions. Additionally, Towers Watson works with management and the Compensation Committee on ad hoc executive compensation requests related to incentive compensation design, severance, contracts, and similar matters.

Implementation of Compensation Best Practices

In connection with the ongoing review of the appropriateness of executive compensation at DigitalGlobe, the Compensation Committee continues to research and implement best practices. These best practices include the following:

•	No Tax Gross-ups

DigitalGlobe does not pay tax gross-ups for payments relating to a change in control or with respect to perquisites.

•	Equity Granting Practices

DigitalGlobe does not backdate, re-price or grant equity awards retroactively.

•	Stock Ownership Guidelines

In December 2010, the Compensation Committee recommended, and the Board of Directors approved, Stock Ownership Guidelines. The Stock Ownership Guidelines apply to our Chief Executive Officer, our other elected officers, including named executive officers, and our non-employee directors. The Stock

Ownership Guidelines recommend that for the term of their tenure with the Company, named executive officers hold Qualifying Shares, as defined in the table below. Covered executives and non-employee directors are expected to achieve the holdings required by the Stock Ownership Guidelines within five years from the date of adoption of the Guidelines, December 13, 2010, or their later date of hire or effective date of promotion, as applicable.

Stock Ownership Guidelines
Chief Executive Officer	5x Base Salary
Executive Vice President	3x Base Salary
Other Elected Officers	1.5x Base Salary
Non-Employee Directors	3x Annual Cash Retainer

Qualifying Shares include (i) shares of DigitalGlobe common stock held by the covered executive or non-employee director in a brokerage account, or for the covered executive’s or non-employee director’s benefit in trust, or through a tax qualified retirement plan, (ii) restricted shares or restricted stock units (whether vested or unvested), and (iii) 50% of the aggregate spread on vested DigitalGlobe stock options held by the covered executive or non-employee director.

Say-on Pay Consideration

The Company provided stockholders a “say-on-pay” advisory vote to approve its named executive officer compensation in 2012 under recently adopted rules under Section 14A of the Exchange Act. At the 2012 Annual Meeting, stockholders expressed substantial support for the compensation of the Company’s named executive officers, with over 98.4% of the votes cast for approval of the “say-on-pay” advisory vote. The Compensation Committee carefully evaluated the results of the 2012 advisory vote in connection with its evaluation of the Company’s executive compensation programs more generally. Taking into account the results of the “say-on-pay” advisory vote, along with other factors such as the Company’s financial performance and the Compensation Committee’s review of peer group data, the Compensation Committee did not make any material changes to the Company’s executive compensation program and policies as a result of the 2012 “say-on-pay” advisory vote.

Review and Revision of Peer Group

The following 14 companies are contained in the 2012 peer group as approved by the Compensation Committee and were utilized in March 2012 benchmarking discussion. At the time of the analysis, DigitalGlobe was in the 44th and 78th percentiles of this group from a revenue and a market capitalization perspective, respectively:

AeroVironment, Inc.	GeoEye, Inc.	NCI, Inc.
Corporate Executive Board Company	IHS, Inc.	Orbital Sciences Corporation
CoStar Group, Inc.	Iridium Communications, Inc.	Trimble Navigation Limited
FactSet Research Systems, Inc.	Kratos Defense & Security Solutions, Inc.	ViaSat, Inc.
Fair Issac Corp.	Loral Space & Communications, Inc.

In connection with the broader compensation due diligence work stemming from the acquisition of GeoEye and in consideration of future revenue growth aspirations, the Compensation Committee requested that Towers Watson review our existing compensation peer group that is used for executive and non-employee director compensation benchmarking purposes. The following factors were considered when developing the proxy peer group:

•	Industry affiliation, (i.e., relevant satellite, defense and information companies were considered);

•	Competitors for senior executive talent (i.e. where DigitalGlobe would recruit senior talent from, and potentially lose executives to); and

•	Current and aspirational revenue, market capitalization and asset size.

Components of Executive Compensation

We compensate our named executive officers for their performance through a combination of base salary, annual cash incentives, and long-term equity incentives that are granted on an annual basis. Annual cash incentives and annual long-term equity incentive grants are delivered under our Executive Success Sharing Plan, which is described in detail below. As an executive’s level of responsibility and position increases, a greater portion of his or her total compensation is based on variable or incentive pay. Base salary is the only fixed component of the Executive Total Compensation package, in alignment with our pay-for-performance philosophy. We believe that this emphasis on incentive based compensation is appropriate because senior executives are the persons most able to influence the Company’s performance, and should be incented to align shareowner expectations with Company performance. In addition, the Compensation Committee typically considers the grant of equity awards to the named executive officers upon hire and on an annual basis. The Compensation Committee may also consider additional grants from time to time based upon its determination to recognize promotions, provide for additional retention incentives or for such other reasons as the Compensation Committee deems appropriate.

•	Annual Compensation Review Process

The Compensation Committee engaged Towers Watson to annually review all elements of the Company’s executive compensation programs (i.e. base salaries, bonuses and long-term incentive grants). The resulting report concerning total direct compensation was in important input into the Compensation Committee’s compensation decisions for 2012.

Our stated pay philosophy targets Total Target Direct Compensation to approximate the median of the designated peer group and published high-tech benchmark market data. Based on Towers Watson’s review of compensation in March 2012, DigitalGlobe’s target total direct compensation, on average, approximated market median of both our peer group and the high technology survey data. The Chief Executive Officer typically reviews this information combined with individual performance achievement of Company objectives and contribution to form a recommendation to the Compensation Committee for Total Direct Compensation adjustments.

•	Base Salary

Based on the review of market information and performance, the Compensation Committee approved the following annual base salary adjustments for our named executive officers as shown below:

Name	2012	2011
Jeffrey R. Tarr	$575,000	$550,000
Yancey L. Spruill	329,600	320,000
Walter S. Scott	300,000	270,000
David B. Turner, Jr.	285,000	—	*
Daniel L. Jablonsky	280,000	—	*

*	Mr. Turner and Mr. Jablonsky joined the Company in 2012.

•	Executive Success Sharing Plan

The Executive Success Sharing Plan is our incentive compensation plan which provides named executive officers with the ability to earn both annual cash bonuses and annual long-term incentive grants based on both Company financial metrics and individual strategic objectives. The purpose of the Executive Success Sharing Plan is to align executive rewards with overall stockholder success, as well as recognize individual contributions. Thus, the Executive Success Sharing Plan has both formulaic and discretionary or qualitative elements, as described in more detail below. The Compensation Committee and our full Board of Directors ultimately have discretion with respect to approval of both the cash and the equity awards made under the Executive Success Sharing Plan.

•	2012 Executive Success Sharing Plan — Cash Award Targets

Per the terms of the Executive Success Sharing Plan, the Compensation Committee has the ability to set threshold, target and maximum performance levels for each performance metric based on the recommendations from management, Towers Watson, and historical and forecasted results. If threshold performance levels are not achieved, there is no payout. For 2012, the structure established by the Compensation Committee was similar to the 2011 Executive Success Sharing Plan, with up to 70% of target cash bonuses based on 2012 consolidated revenue and 2012 Adjusted EBITDA Margin Percentage and, for executives other than the Chief Executive Officer, the remaining 30% on the Chief Executive Officer’s qualitative assessment of the executive’s performance, taking into account the individual executive’s performance against pre-determined objectives.

For 2012, the Company’s named executive officers are eligible for the following cash bonus payments (displayed as a percentage of base salary) for achievement of 2012 performance goals at target levels:

Name	Percentage
Jeffrey R. Tarr	100%
Yancey L. Spruill	60%
Walter S. Scott	60%
David B. Turner, Jr.	50%
Daniel L. Jablonsky	50%

The percentage targets are reviewed and approved annually by the Compensation Committee based on appropriate benchmark market information presented by Towers Watson. The target opportunities were generally competitive with the market median. Under the 2012 Executive Success Sharing Plan, actual payouts of the cash awards to the participating named executive officers can range from 0% to 200% of these target levels, depending on the level of achievement of the pre-determined Company financial goals for the formula-based portion, and the size of the award under the discretionary portion.

For 2012, the formula-based portion of the cash award was based on two Company financial performance metrics: 2012 consolidated revenue and 2012 Adjusted EBITDA Margin Percentage, weighted evenly between the two metrics. The Company believes these metrics are strong indicators of the overall performance of the Company and are key factors related to driving stock price and corresponding stockholder value.

The table below illustrates the payout range for each designated level of performance above or below target.

Metric	Threshold	Target	Maximum
Adjusted EBITDA Margin Percentage	95%	100%	105%
Consolidated Revenue	93%	100%	110%

Payout as Percent of Metric Target	50%	100%	200%

Awards are interpolated between the described intervals. Performance below Threshold results in a zero payout.

•	2012 Results — Executive Success Sharing Plan Cash Awards

The table below shows the performance goals for both financial metrics which made up 70% of the total award, the level of achievement of the goals, and the payout percentages for the formula-based portion of the cash award.

Metric	2012 Target Performance ($ in millions)	2012 Actual Performance ($ in millions)	2012 Payout Percentage per Metric
Consolidated Revenue	$402	$421.4	148%
Adjusted EBITDA Margin Percentage*	49.6%	52.6%	200%

*	For purposes of the 2012 Executive Success Sharing Plan Cash Awards the Adjusted EBITDA Margin Percentage is a non-GAAP financial measure that represents net income before interest, taxes, depreciation and amortization expense, merger costs and bonus expense, the total of which is divided by net revenue.

The payment of the discretionary portion (30%) of the cash award under the 2012 Executive Success Sharing Plan to the named executive officers was based on our Chief Executive Officer’s subjective and qualitative assessment of each officer’s job performance for the year and subsequent recommendation to and approval by the Compensation Committee. In considering the cash award recommended for each named executive officer, the Chief Executive Officer took into account each individual’s contribution to Company achievements and, in particular, predetermined achievements against certain strategic initiatives of the Company, including performance of the EnhancedView program, achieving certain growth objectives in the Company’s commercial and defense and intelligence segments, and executing on certain strategic, corporate compliance and governance initiatives. In addition, the Chief Executive Officer considered the individual’s leadership contributions to the Company relative to all members of senior management.

The table below shows, for each named executive officer, the percentages of the target award earned on the discretionary portion of the cash award, and, when added to the percentage earned on the formula-based portion of the cash award, the percentage of the total target bonus earned and the actual total bonus amounts paid under the 2012 Executive Success Sharing Plan. These bonus amounts are reported in the “Non-Equity Incentive Plan Compensation” column of the 2012 Summary Compensation Table.

	Percent of Discretionary Portion Earned	Percent of Formula- Based Portion Earned	Percent of Total Target Bonus Earned	Total Bonus Amount
Jeffrey R. Tarr	185%	178%	180%	$1,034,000
Yancey L. Spruill	180%	178%	179%	$354,000
Walter S. Scott	200%	178%	185%	$332,000
David B. Turner, Jr.	180%	178%	179%	$148,000	*
Daniel L. Jablonsky	180%	178%	179%	$188,000	*

*	Reflects prorated amount based on the time of active employment during the performance cycle

•	2012 Executive Success Sharing Plan — Equity Award Targets

The Executive Success Sharing Plan also provides for the discretionary grant of equity awards by the Compensation Committee in the form of stock options, restricted stock and performance share units annually each year. Equity incentives are designed to encourage performance that leads to enhanced stockholder value, closely align the executive’s interests with those of the stockholders, and encourage retention.

In 2012, we made all equity grants under our 2007 Employee Stock Option Plan, which was amended and restated in May 2012 (the “2007 Plan”). We also have prior awards outstanding under the Amended and Restated 1999 Equity Incentive Plan (the “1999 Plan”).

For 2012, the criteria for determining the size of the annual equity grants to the named executive officers were set forth under the 2012 Executive Success Sharing Plan as well as the peer group and high tech industry benchmark market data provided by Towers Watson and discussed above.

Our named executive officers, had target equity incentive compensation for 2012 as follows:

Long Term Incentive Target 2012
Jeffrey R. Tarr	$1,300,000
Yancey L. Spruill	$400,000
Walter S. Scott	$385,000
David B. Turner, Jr.*	$300,000
Daniel L. Jablonsky *	$250,000

*	David B. Turner, Jr. and Daniel L. Jablonsky were hired in 2012 and were not eligible for an annual grant

Grants were made in the form of 70% stock options and 30% restricted shares of stock. Our stock options typically have a 10-year term, and vest ratably over four years dependent on continued employment (with accelerated vesting upon a change in control). Our restricted stock also typically vests ratably over four years dependent on continued employment (with accelerated vesting upon a change in control). The “mix” of long-term incentives with respect to the named executive officers is targeted at 70% stock options and 30% restricted stock.

•	2012 Executive Success Plan — Performance Share Units

Beginning in 2012, the Compensation Committee also introduced performance share units in the “mix” of equity grants as such awards align their payout directly with performance metrics that increase shareowner value. Each performance share unit (“PSU”) granted is equivalent in value to one share of common stock and vests over a three-year performance period. The actual number of shares issued for each performance share unit may increase by up to 200% or decrease to zero depending upon the achievement of pre-determined performance goals established by the Compensation Committee, which includes the achievement of certain Return on Invested Capital (“ROIC”) performance, over a three-year period.

PSU Grant 2012
Jeffrey R. Tarr	$429,000
Yancey L. Spruill	$132,000
Walter S. Scott	$127,000
David B. Turner, Jr.	$99,000
Daniel L. Jablonsky	$82,500

The metric for the 2012 Performance Share Units is a three-year ROIC for the performance period of January 1, 2012 through December 31, 2014 payable upon approval by the Compensation Committee in March 2015. The methodology for determining the target ROIC is correlated to the Company’s Weighted Average Cost of Capital (WACC).

Chief Executive Officer Employment Agreement

On February 23, 2011, the Company entered into an Employment Agreement with Jeffrey R. Tarr. Mr. Tarr currently serves as our President and Chief Executive Officer. A description of Mr. Tarr’s Employment Agreement was filed with the SEC on Form 8-K on February 28, 2011 (but such Current Report on Form 8-K and information is not incorporated by reference into this Proxy Statement).

Base Salary.    Mr. Tarr’s Employment Agreement provides for an annual base salary that may be increased, but not decreased, at the discretion of the Board of Directors. For 2012, Mr. Tarr’s annual base salary was increased to $575,000 from $550,000, representing an increase of approximately 4.5% from his 2011 base salary. In considering the increase, the Compensation Committee and the Board of Directors were informed by market data for chief executive officers in the Company’s peer group provided by Towers Watson. The Compensation Committee and the Board of Directors also based their decision on assessment of Mr. Tarr’s performance during 2011, including Mr. Tarr’s achievement of performance and leadership objectives specified by the Board of Directors.

Annual Cash Bonus.    Mr. Tarr’s Employment Agreement provides for an annual target bonus equal to no less than 85% of Mr. Tarr’s annual base salary, if target levels of performance for that year (as established by the Board of Directors each year) are achieved, with greater or lesser amounts (including zero) paid for performance above and below target. Any bonus for a calendar year is subject to Mr. Tarr’s continued employment with the Company through the end of the calendar year in which the bonus is earned.

For 2012, Mr. Tarr’s first full year of employment with the Company, the Compensation Committee and the Board of Directors determined that Mr. Tarr’s annual target bonus would be set at 100% of Mr. Tarr’s annual base salary. The determination by the Compensation Committee and the Board of Directors was informed by market data for chief executive officers in the Company’s peer group provided by Towers Watson. The Board of Directors and the Compensation Committee further determined that the performance goals applicable to Mr. Tarr’s 2012 annual cash bonus would be weighted 70% with respect to the Company performance metrics established under the Company’s Executive Success Sharing Plan applicable to the other named executive officers, described above, and 30% to individual performance criteria as determined by the Board of Directors. The financial performance metrics which represented 70% of the total resulted in a bonus amount of $716,000. The discretionary portion of Mr. Tarr’s bonus which represented 30% of the total was determined to be $318,000 based upon the Compensation Committee’s subjective and qualitative assessment of Mr. Tarr’s job performance in 2012, taking into account his completion of certain strategic initiatives of the Company, including performance on the EnhancedView program, achieving certain growth objectives in the Company’s commercial and defense and intelligence segments, and executing on certain strategic, corporate compliance and governance initiatives.

Initial Equity Award Grant.    Mr. Tarr’s Employment Agreement provides for an initial equity award with a value of $2,500,000 (the “Initial Equity Award”) that was made upon the effective date of the Employment Agreement. The award was approved on February 23, 2011. Fifty percent of the award consists of nonqualified stock options (the “Initial Option Grant”) to purchase the Company’s common stock pursuant to the 2007 Plan, and are subject to the terms of the 2007 Plan. 25% of the Initial Option Grant vested and became exercisable on April 4, 2012 (the day prior to the first anniversary of his April 5, 2011 start date), and the remaining 75% of the Initial Option Grant shall vest and become exercisable in equal increments on the day prior to the second, third and fourth anniversaries of such date, subject in each case to Mr. Tarr’s continued employment with the Company through such date. In the event, however, that Mr. Tarr’s employment terminates due to his death or Disability (as defined under Payments and Potential Payments Upon Termination of Change in Control — Benefits Payable to Mr. Tarr), the Initial Option Grant shall fully vest and become exercisable. The remaining 50% of the Initial Equity Award consists of restricted stock (the “Initial Grant”) pursuant to the 2007 Plan, and is subject to the terms of such plan. Twenty-five percent of the Initial Grant vested on April 4, 2012 (the day prior to the first anniversary of his April 5, 2011 start date), and the remaining 75% of the Initial Grant shall vest in equal increments on the day prior to the second, third and fourth anniversaries of such date, subject in each case to Mr. Tarr’s continued employment with the Company through such date. In the event, however, that Mr. Tarr’s employment terminates due to his death or Disability, the Initial Grant shall fully vest. Mr. Tarr’s equity awards are also subject to vesting under certain other circumstances as described under Payments and Potential Payments Upon Termination of Change in Control — Benefits Payable to Mr. Tarr below.

Annual Equity Grant.    Pursuant to Mr. Tarr’s Employment Agreement, Mr. Tarr is eligible for annual stock option and/or other equity incentive grants based on the achievement of individual and Company-related performance criteria. Performance criteria include such criteria as determined by the Board of Directors, which may (but need not) include stock price, operating earnings, revenue, new product growth, operational improvements, individual goals, and/or such other metrics as the Board of Directors shall determine. The vesting and other terms of such equity incentive grants shall be determined by the Board of Directors at the time of grant, provided that all annual equity grants will vest on a pro rata basis in the event of Mr. Tarr’s death or disability.

For 2012, Mr. Tarr’s target equity grant was valued at $1,300,000. The actual grants for 2012 were made in the form of 70% stock options valued at $1,006,000 and 30% shares of time-vested restricted stock valued at $431,000, for a total value at date of grant of $1,437,000, or 111% of target. In addition, in 2012 the Compensation Committee introduced performance based restricted stock into the mix and granted $429,000 with vesting and performance conditions consistent with those granted to the other named executive officers. In determining

Mr. Tarr’s long term incentive award, the Compensation Committee and the Board of Directors considered the same factors as it considered in determining Mr. Tarr’s 2012 cash bonus and were also informed by market data for chief executive officers in the Company’s peer group provided by Towers Watson.

Benefits.    For so long as Mr. Tarr remains in the employ of the Company, he is entitled to participate in and shall receive rights and benefits under those employee benefits plans that the Company provides for its executive employees generally, including medical and 401(k) benefits. These are the benefits offered to substantially all employees of DigitalGlobe.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans maintained by us.

Non-qualified Deferred Compensation

None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Accounting and Tax Considerations

We follow the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718 (formerly, FASB Statement 123R). Under FASB ASC Topic 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We structure cash incentive bonus compensation so that it is taxable to our employees at the time it becomes available to them.

Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain named executive officers in a taxable year. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (a) such awards are granted by a compensation committee comprised solely of “outside directors,” (b) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (c) the per-employee limitation is approved by the stockholders, and (d) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to stock purchase awards, stock bonus awards, stock unit awards, performance stock awards, and performance cash awards will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors”; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the grant, vesting or exercise of the award that the performance goal has been satisfied; and (iv) prior to the grant of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Our Compensation Committee intends for all stock options and stock appreciation rights granted under our 2007 Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. In addition, under our 2007 Plan our Compensation Committee has the discretion to grant other types of awards, such as shares of restricted stock, that may qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. The rules and regulations promulgated under Section 162(m) are complicated, however, and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under our 2007 Plan will be fully deductible under all circumstances. Additionally, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) of the Internal Revenue Code and to grant compensation awards in the future in a manner consistent with the best interests of the Company and our stockholders.

2012 SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth the total compensation earned for the years ended December 31, 2012, December 31, 2011, and December 31, 2010 by the Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2012. We refer to these officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation Awards ($)(4)		Total ($)
Jeffrey R. Tarr	2012	568,750	—		860,415		1,006,603		1,034,000	10,730		3,480,498
President and Chief	2011	408,621	—		1,250,008	(5)	1,250,005	(5)	347,100	987		3,256,721
Executive Officer
Yancey L. Spruill	2012	327,200	—		252,008		280,004		354,000	8,483		1,221,695
Executive Vice President,	2011	315,000	—		132,016		308,009		167,100	9,265		931,390
Chief Financial Officer	2010	300,000	—		920,011		280,006		177,102	8,952		1,686,071
and Treasurer
David B. Turner, Jr.	2012	166,250	100,000	(6)	449,018	(5)	350,000	(5)	148,000	175,854	(7)	1,389,122
Senior Vice President,
Sales
Walter S. Scott,	2012	292,500	—		292,062		385,003		332,000	11,419		1,312,984
Executive Vice President,	2011	267,500	—		95,726		223,313		155,100	8,913		750,552
Chief Technical Officer	2010	260,000	—		613,114		263,904		135,707	702		1,273,427
Daniel L. Jablonsky	2012	225,909	—		532,506	(5)	150,001	(5)	188,000	7,865		1,104,281
Senior Vice President and
General Counsel

(1)	Salary paid to Messrs. Tarr, Turner and Jablonsky was pro-rated based on their dates of employment of April 2011, June 2012 and March 2012, respectively.

(2)	Stock awards consist of service-based and performance-based restricted share awards. The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts reflect the grant date fair value for grants made by us in the years ended December 31, 2012, 2011 and 2010, calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 9 to our audited consolidated financial statements for the year ended December 31, 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(3)	Option award amounts represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the ASC Topic 718 calculations; see Note 9 to our audited consolidated financial statements for the year ended December 31, 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(4)	Includes the value of annual employer match under our tax-qualified 401(k) Savings and Retirement Plan, employer paid executive health plan costs and employer paid disability insurance premiums.

(5)	Mr. Tarr’s 2011 equity awards and Messrs. Turner’s and Jablonsky’s 2012 equity awards were granted in connection with commencement of employment.

(6)	Mr. Turner’s other compensation includes $175,000 for relocation costs.

(7)	Reflects a $100,000 sign-on bonus.

2012 GRANTS OF PLAN-BASED AWARDS

The following table contains information with respect to (i) target incentive amounts under our 2012 Executive Success Sharing Plan, (ii) cash incentives paid to our named executive officers in March 2013 for performance during 2012 under the 2012 Executive Success Sharing Plan, (iii) options and restricted stock granted in 2012 for performance during 2012 under the 2012 Executive Success Sharing Plan, (iv) new employee grants made to Mr. Turner and Mr. Jablonsky, and (v) options and restricted stock granted to our Chief Executive Officer in 2012 for performance during 2012 under his employment agreement. The exercise price per share of each option granted to our named executive officers was determined by the Board to be equal to the fair market value of our common stock on the date of grant.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards ($)(2)			All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards Number of Securities Underlying Options (#)(3)	Exercise of Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Jeffrey R. Tarr		287,500	575,000	1,150,000	214,503	429,007	858,014				429,007
	3/6/2012								189,925	11.80	1,006,603
	3/6/2012							36,560			431,408
Yancey L. Spruill		106,500	213,000	426,000	66,001	132,002	264,004				132,002
	3/6/2012								52,831	11.80	280,004
	3/6/2012							10,170			120,006
Walter S. Scott		90,000	180,000	360,000	63,525	127,050	254,100				127,050
	3/6/2012								72,642	11.80	385,003
	3/6/2012							13,984			165,012
David B. Turner, Jr.		41,563	83,125	166,250	49,503	99,007	198,014				99,007
	6/1/2012								50,000	15.40	350,000
	6/1/2012							22,728			350,011
Daniel L. Jablonsky		52,500	105,000	210,000	41,251	82,501	165,002				82,501
	3/6/2012								28,302	11.80	150,001
	3/6/2012							38,136			450,005

(1)	This column represents potential bonus payments under the 2012 Executive Success Sharing Plan. The Threshold represents achievement of the lowest minimum level required for payment across both financial performance metrics (Consolidated Revenue and Adjusted EBITDA Margin Percentage) and assumes an award of 50% of the discretionary component of the bonus amount. The actual payout can be lower, including zero, based on achievement of the metrics.

(2)	This column represents potential future payouts with respect to PSU granted in 2012. The Threshold represents achievement of the lowest minimum level required for issuance of shares based on performance against specified metrics. The actual payout can be lower, including zero, based on achievement of the metrics. Absent a change in control, the PSUs vest, if at all, based on performance over the period from January 1, 2012 through December 31, 2014, and any earned shares will be issued in 2015.

(3)	The stock options have a 10-year term and vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remaining 75% of the options vesting over the following three years, subject to the recipient’s continued employment with the Company through such vesting dates.

(4)	Reflects the grant date fair value of the stock options, restricted stock and PSUs granted during 2012, calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

OUTSTANDING EQUITY AWARDS AT YEAR-END 2012

The following table contains information concerning the outstanding equity awards held by our named executive officers as of December 31, 2012.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Share)	Option Expiration Date	Number of Unvested or Unearned Shares Units or Other Rights (#)		Market or Payout Value of Unvested or Unearned Shares Units or Other Rights ($)(17)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(17)
Jeffery R. Tarr						68,233	(7)	1,667,615	27,118	(12)	662,764
	21,477	64,434	(1)	29.60	2/23/2021
	—	189,925	(5)	11.80	3/6/2022
Yancey L. Spruill						15,997	(8)	390,967	8,344	(13)	203,927
	40,000	—		12.50	10/20/2015
	25,000	—		22.50	6/14/2017
	44,000	—		27.40	1/31/2018
	9,180	—		27.40	3/7/2018
	31,991	2,133	(2)	21.30	3/23/2019
	11,494	11,495	(3)	24.18	3/2/2020
	5,292	15,877	(4)	29.60	2/23/2021
	—	52,831	(5)	11.80	3/6/2022
Walter S. Scott						18,749	(9)	458,226	8,031	(14)	196,278
	25,000	—		22.50	6/14/2017
	36,000	—		27.40	1/31/2018
	9,180	—		27.40	3/7/2018
	20,616	1,375	(2)	21.30	3/23/2019
	10,833	10,834	(3)	24.18	3/2/2020
	3,837	11,511	(4)	29.60	2/23/2021
	—	72,642	(5)	11.80	3/6/2022
David B. Turner, Jr.						22,728	(10)	555,472	6,429	(15)	157,125
	—	50,000	(6)	15.40	6/1/2022
Daniel L. Jablonsky						38,136	(11)	932,044	5,215	(16)	127,455
	—	28,302	(5)	11.80	3/6/2022

(1)	25% of the original grant vests on April 4th in 2013, 2014 and 2015.

(2)	Unexercisable shares vest monthly from January 23, 2013 to March 23, 2013.

(3)	25% of the original grant vests on March 2 in 2013 and 2014.

(4)	25% of the original grant vests on February 23 in 2013, 2014 and 2015.

(5)	25% of the original grant vests on March 6 in 2013, 2014, 2015 and 2016.

(6)	25% of the original grant vests on June 1 in 2013, 2014, 2015 and 2016.

(7)	31,673 shares vest in equal annual installments over three years beginning April 4, 2013; and 36,560 shares vest in equal annual installments over the next four years beginning March 6, 2013.

(8)	2,482 shares vest in equal annual installments over two years beginning March 2, 2013; 3,345 shares vest in equal annual installments over three years beginning February 23, 2013; and 10,170 shares vest in equal annual installments over four years beginning March 6, 2013.

(9)	2,339 shares vest in equal annual installments over two years beginning March 2, 2013; 2,426 shares vest in equal annual installments over three years beginning February 23, 2013; and 13,984 shares vest in equal annual installments over four years beginning March 6, 2013.

(10)	22,728 shares vest in equal annual installments over four years beginning June 1, 2013.

(11)	38,136 shares vest in equal annual installments over four years beginning March 12, 2013.

(12)	27,118 shares will vest on May 22, 2015 provided performance criteria are met.

(13)	8,344 shares will vest on May 22, 2015 provided performance criteria are met.

(14)	8,031 shares will vest on May 22, 2015 provided performance criteria are met.

(15)	6,429 shares will vest on May 22, 2015 provided performance criteria are met.

(16)	5,215 shares will vest on May 22, 2015 provided performance criteria are met.

(17)	This value is based on the December 31, 2012 per share closing price of our common stock of $24.44.

2012 OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning the exercise of options and vesting of stock awards for our named executive officers during the fiscal year ended December 31, 2012.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffery R. Tarr	—	—	10,557	137,241
Yancey L. Spruill	—	—	19,710	393,572
Walter S. Scott	—	—	12,824	252,646
David B. Turner, Jr.	—	—	—	—
Daniel L. Jablonsky	—	—	—	—

PAYMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Benefits Payable to Mr. Tarr

On February 23, 2011, we entered into an Employment Agreement with Mr. Jeffrey Tarr for his service as our President and Chief Executive Officer. Mr. Tarr’s Employment Agreement provides for certain benefits in the event of termination or change in control as follows:

In the event the Employment Agreement is terminated by the Company for Cause, or otherwise terminates due to the Disability, death or voluntary termination by Mr. Tarr other than for Good Reason, the Company shall pay Mr. Tarr (or, if applicable, his estate) in a lump sum (a) any unpaid portion of Mr. Tarr’s accrued base salary and accrued paid time off; (b) any amounts payable pursuant to the terms of any pension or welfare benefit plan, and (c) any expense reimbursements payable pursuant to the Company’s reimbursement policy (the “Accrued Obligations”). In the event of termination due to the Disability or death of Mr. Tarr, (x) any unvested portion of the Initial Equity Award, described above in Compensation Discussion and Analysis, Chief Executive Officer Employment Agreement, shall immediately vest, and (y) any unvested portions of any other equity awards shall vest pro rata based on the number of days served prior to the termination date as a percentage of the full vesting period for each award. In the event of termination for Cause or voluntary termination by Mr. Tarr, any unvested equity grants shall be forfeited as of the date of termination. In all cases of termination, any vested equity awards shall be treated as specified in the applicable equity plan and award agreement.

In the event the Employment Agreement is terminated by the Company without Cause or is otherwise terminated by Mr. Tarr by resignation for Good Reason outside of a Change in Control context (as described in the next paragraph), Mr. Tarr shall be entitled to receive, (a) the Accrued Obligations, and (b) a lump sum severance payment in an amount equal to (i) two times (ii) the sum of (A) Mr. Tarr’s then in effect base salary and (B) the average of Mr. Tarr’s last two years of actual cash bonus payments (ignoring the year in which termination occurs and annualizing his 2011 bonus as applicable). Any unvested equity grants are forfeited as of the date of termination, and any vested equity awards shall be treated as specified in the applicable equity plan and award agreement.

In the event the Employment Agreement is terminated by the Company without Cause or otherwise terminated by Mr. Tarr by resignation for Good Reason within six months prior to, upon or within twenty-four months following a Change in Control, Mr. Tarr shall be entitled to receive, (a) the Accrued Obligations, and (b) a lump sum severance payment in an amount equal to (i) two times (ii) the sum of (A) Mr. Tarr’s then in effect base salary and (B) Mr. Tarr’s target bonus amount. In addition, any unvested equity awards that were granted prior to the Change in Control will fully vest and, in the case of stock options, become exercisable. All vested equity awards shall be treated as specified in the applicable equity plan and award agreement. Consistent with the employment arrangements of the Company’s other executives, the Employment Agreement does not include a golden parachute excise tax “gross up” provision in the event of a Change in Control. Mr. Tarr’s Employment Agreement does not provide for a “gross-up” of any golden parachute excise taxes under Section 280G of the Code. Rather, it includes a “modified cutback” pursuant to which benefits are either paid out in full or reduced so that the excise tax is avoided, whichever produces a better after-tax result for Mr. Tarr.

In the event the Company elects not to renew Mr. Tarr’s Employment Agreement following the initial thirty-six month term or any extension thereof, Mr. Tarr shall be entitled to receive, (a) the Accrued Obligations, and (b) a lump sum severance payment in an amount equal to 1.85 times Mr. Tarr’s then in effect base salary. Any unvested equity grants shall be forfeited as of the date of termination, and any vested equity awards shall be treated as specified in the applicable equity plan and award agreement.

If Mr. Tarr is entitled to severance benefits, the Company will provide welfare benefits (including health and life insurance, but excluding disability insurance) at its sole cost for the period used to calculate any applicable severance payment, provided that such coverage will end upon Mr. Tarr becoming eligible for such benefits from a subsequent employer. The receipt of severance pay or benefits under the terms of Mr. Tarr’s Employment Agreements is contingent upon his execution and non-revocation of a general release and waiver of employment-related claims against the Company.

For purposes of the Employment Agreement,

“Cause” is defined as:

•	Conviction of a felony or a crime involving fraud or moral turpitude;

•

Theft, material act of dishonesty or fraud, intentional falsification of any employment or Company records, or commission of any criminal act which impairs Mr. Tarr’s ability to perform appropriate employment duties for the Company; or

•

Intentional or reckless conduct or gross negligence materially harmful to the Company or the successor to the Company after a Change in Control, including violation of a non-competition or confidentiality agreement;

•	Mr. Tarr’s loss of TS/SCI security clearance as a result of Mr. Tarr’s misconduct;

•	Willful failure to follow lawful instructions of the person or body to which Mr. Tarr reports; or

•	Gross negligence or willful misconduct in the performance of Mr. Tarr’s assigned duties.

“Disability” is defined as a physical or mental illness, injury, or condition that prevents Mr. Tarr from performing substantially all of his duties associated with his position or title with the Company for at least 90 days in a 12-month period.

“Good Reason” is defined as the occurrence of any of the following, provided, that the Company has not cured such event within 30 days following the receipt of notice:

•

A material reduction or change in Mr. Tarr’s title or job duties, responsibilities and requirements inconsistent with Mr. Tarr’s position with the Company and Mr. Tarr’s prior duties, responsibilities and requirements;

•	Any reduction of Mr. Tarr’s then in effect base salary or target bonus as provided in the Employment Agreement; or

•

Following a Change in Control, a material reduction or change of the authority, duties or responsibilities to whom Mr. Tarr is required to report, including a requirement that Mr. Tarr report to a corporate officer or employee instead of reporting directly to the Board of Directors of the ultimate parent entity;

•	Mr. Tarr’s refusal to relocate to a facility or location more than 30 miles from the Company’s current corporate headquarters; or

•	Any material breach of the Employment Agreement by the Company.

“Change in Control” is defined as the occurrence of any of the following events:

•

Any person (other than persons who are employees of the Company at any time more than one year before a transaction) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, (A) securities acquired directly from the Company or its affiliates, or from an underwriter pursuant to a public offering, by or for the person shall not be taken into account, and (B) an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be a Change in Control, as reasonably determined by the Board of Directors;

•

The Company consummates a merger, or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no person (other than persons who are employees at any time more than one year before a transaction) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

•	The stockholders of the Company approve an agreement for the sale or disposition by the Company of all, or substantially all, of the Company’s assets; or

•	The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Benefits Payable to Messrs. Spruill, Scott, Turner and Jablonsky

The Company is a party to Employment Agreements with Mr. Spruill and Mr. Scott dated as of June 1, 2008 that were amended on October 27, 2010 (the “Amended Agreements”) to, among other things, eliminate the provision for payment of a “gross-up” payment if the executive becomes entitled to certain payments and benefits and equity acceleration under his Employment Agreement and those payments and benefits constitute “parachute” payments under Section 280G of the Internal Revenue Code. In addition, Messrs. Jablonsky and Turner are parties to Severance Agreements with the Company dated as of March 12, 2012 and June 1, 2012, respectively (collectively with the Amended Agreements, the “Agreements”).

The Agreements provide that in the event of a Change in Control, as defined in the 2007 Plan, (i) for Mr. Spruill and Mr. Scott, all then-outstanding unvested equity awards held by the executive will become fully vested and (ii) for Mr. Jablonsky and Mr. Turner, all then-outstanding unvested equity awards will become fully vested on a “double trigger” basis if the executive becomes entitled to severance benefits because he is terminated without Cause or resigns for Good Reason upon or following the Change in Control. The Agreements also provide that if the executive’s employment is terminated for any reason other than for Cause, disability, or death, or if the executive resigns for Good Reason, he will be entitled to severance pay equal to the sum of his or her base salary and the average of the most recent two years’ bonuses. If the executive’s employment terminates under these circumstances upon or following a Change in Control, severance pay is calculated as the sum of his or her base salary plus the target bonus for the year in which the Change in Control occurred, multiplied by one and one-half (1.5). In addition, if the executive is entitled to severance benefits, the Company will provide welfare benefits (including health and life insurance, but excluding disability insurance) at its sole cost for the period used to calculate any applicable severance payment, provided that such coverage will end upon the executive becoming eligible for such benefits from a subsequent employer.

The receipt of severance pay or benefits under the terms of the Agreements is contingent upon the executive’s execution and non-revocation of a general release and waiver of employment-related claims against the Company. For purposes of the foregoing employment agreements, “Disability”, “Change in Control”, “Good Reason” and “Cause” are defined similarly as under Mr. Tarr’s employment agreement.

Potential Payments Table

The following table reflects our estimate of the dollar value of the benefits payable to our named executive officers pursuant to the terms of their agreements, assuming that a qualifying termination event as described under the agreements occurred on December 31, 2012:

Name	Trigger	Severance Pay and Benefits ($)	Value of Option Acceleration ($)(1)	Value of Restricted Stock Acceleration ($)(2)
Jeffery R. Tarr	Termination of Employment other than for Cause, Disability, or Death, or Resignation for Good Reason	2,116,756	—	—

	Change in Control	2,331,756	2,400,652	2,330,378	(2)

	Termination for Death or Disability	—	—	774,088	(3)

	Termination for Cause or Resignation without Good Reason	—	—	—

	Nonrenewal	488,750	—	—
Yancey L. Spruill	Termination of Employment other than for Cause, Disability, or Death, or Resignation for Good Reason	606,962	—	—

	Change in Control	816,617	677,470	594,894	(2)

	Termination for Death or Disability	—	—	—

	Termination for Cause or Resignation without Good Reason	—	—	—
Walter S. Scott	Termination of Employment other than for Cause, Disability, or Death, or Resignation for Good Reason	560,362	—	—

	Change in Control	745,217	925,329	654,503	(2)

	Termination for Death or Disability	—	—	—

	Termination for Cause or Resignation without Good Reason	—	—	—
David B. Turner, Jr.	Termination of Employment other than for Cause, Disability, or Death, or Resignation for Good Reason	374,878	—	—

	Change in Control	665,817	452,000	712,597	(2)

	Termination for Death or Disability	—	—	—

	Termination for Cause or Resignation without Good Reason	—	—	—
Daniel L. Jablonsky	Termination of Employment other than for Cause, Disability, or Death, or Resignation for Good Reason	390,812	—	—

	Change in Control	655,217	357,737	1,059,498	(2)

	Termination for Death or Disability	—	—	—

	Termination for Cause or Resignation without Good Reason	—	—	—

(1)	Represents the aggregate intrinsic value of the accelerated vesting of the named executive officer’s unvested, in the money stock options, based on our December 31, 2012 stock price of $24.44. The named executive officers’ unvested stock option holdings as of December 31, 2012 are set forth in the “Outstanding Equity Awards at Year-End 2012” table above.

(2)	Represents the aggregate value of the accelerated vesting of (i) 100% of the unvested restricted stock awards and (ii) PSUs granted in 2012 at target performance (PSUs are earned based on actual performance through the date of the change in control), using our December 31, 2012 stock price of $24.44. Unvested restricted stock and PSU holdings as of December 31, 2012 are set forth in the “Outstanding Equity Awards at Year-End 2012” table above.

(3)	Represents accelerated vesting of the unvested portion of Mr. Tarr’s initial sign-on grants made on February 23, 2011, using the intrinsic value of options and the market value of restricted stock, based on our December 31, 2012 stock price of $24.44.

Employee Benefit and Stock Plans

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Share Unit Awards(1) (a)	Weighted- Average Exercise Price of Outstanding Options(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)(3) (c)
Equity compensation plans approved by stockholders(4)	3,928,948	$21.06	3,558,804
Equity compensation plans not approved by stockholders	—	—	—

Total	3,928,948	$21.06	3,558,804

(1)	Includes 103,331 outstanding performance awards that are weighted at 200% to represent the maximum payout of the awards.

(2)	The weighted-average exercise price does not include restricted stock awards or performance awards, which do not have an exercise price.

(3)	Includes an additional 400,000 shares as a result of giving the third-party administrator of the 2007 Plan formal notice of the implementation of the evergreen provision and 3,400,000 shares approved in May 2012 as part of last year’s Annual Meeting of Stockholders.

(4)	Plans include the 1999 Plan and the 2007 Plan.

1999 Equity Incentive Plan

On February 16, 2000, the Board adopted our 1999 Plan. On December 12, 2000, our stockholders approved our 1999 Plan, pursuant to which qualified and nonqualified stock options to purchase shares of our stock or the stock itself may be issued to employees, officers, directors, and consultants.

Options granted pursuant to the 1999 Plan are subject to certain terms and conditions as contained therein, have a ten-year term, generally vest over a four-year period, and are immediately exercisable.

In connection with a change in control, as defined under our 1999 Plan, any then unvested award outstanding under our 1999 Plan will become fully vested. Under our 1999 Plan, a “change in control” is defined generally as (i) the disposition of substantially all of our assets, (ii) a consolidation or merger into another company in which our stockholders immediately prior to the transaction own less than 50% of the voting power of the surviving entity or its parent immediately following the transaction, (iii) a merger in which we are the surviving corporation but our common stock is converted into other property, whether securities, cash, or otherwise, or (iv) after an initial public offering, acquisition by any person, group or entity of at least 30% of our voting power; provided, that in the case of the transactions described in clauses (ii) and (iii) above, the transaction will only be considered a change in control if our stockholders immediately prior to the transaction hold less than 50% of the surviving company or its parent or, if the transaction involves the issuance of securities of an affiliate company, such affiliate.

Amended and Restated 2007 Employee Stock Option Plan

On June 14, 2007, the Board adopted our 2007 Plan. On June 21, 2007, our stockholders approved our 2007 Plan, pursuant to which qualified and nonqualified stock options to purchase shares of our common stock, or grants of our common stock, may be issued to our employees, officers, directors and consultants. On April 9, 2012, the Board approved, subject to stockholder approval, an amendment and restatement of the 2007 Plan. At the Company’s annual meeting held on May 22, 2012, the Company’s stockholders approved such amendment and restatement.

In connection with a change in control, the Compensation Committee may in its sole and absolute discretion arrange for the substitution of awards, waive repurchase rights, provide for the cashing out of awards, provide for the termination of awards, or make other modifications it deems necessary. Under our 2007 Plan, a “change in control” is defined generally as (i) the acquisition of securities of the Company representing 50% or more of the combined voting power of the Company; (ii) the consummation of a merger or consolidation of the Company into any other corporation unless our voting securities immediately before the transaction continue to represent at least 50% of the combined voting power of the Company or the surviving entity, and unless in connection with the transaction no person or entity becomes the beneficial owner of securities representing 50% or more of the combined voting power of our then-outstanding securities; (iii) the sale of all or substantially all of our assets or (iv) the liquidation or dissolution of the Company.

Stock Ownership Guidelines

In December 2010, and as part of further aligning the interests of our named executive officers and non-employee members of the Board of Directors with the interest of our stockholders, the Compensation Committee recommended and the Board of Directors approved certain stock ownership guidelines (“Guidelines”). The Guidelines apply to our Chief Executive Officer, our other elected officers, including our named executive officers, and our non-employee directors. The Guidelines recommend that for the term of their tenure with the Company, the Chief Executive Officer hold Qualifying Shares, as defined below, in an amount equal to five times his or her base salary, that our Executive Vice Presidents hold Qualified Shares in an amount equal to three times the individual’s base salary, that other elected officers hold Qualifying Shares in an amount equal to one and a half times the individual’s base salary, and that non-employee directors hold Qualifying Shares in an amount equal to three times the individual’s annual cash retainer. Qualifying Shares include (i) shares of DigitalGlobe common stock held by the covered executive or non-employee director in a brokerage account, or for the covered executive’s or non-employee director’s benefit in trust, or through a tax qualified retirement plan, (ii) restricted shares or restricted stock units (whether vested or unvested), and (iii) 50% of the aggregate spread on vested DigitalGlobe stock options held by the covered executive or non-employee director. Covered executives and non-employee directors are expected to achieve the holdings required by the Guidelines within five years from the date of adoption of the Guidelines, December 13, 2010, or their later date of hire or effective date of promotion, as applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, to the best of our knowledge, the beneficial ownership of our common stock and Series A Convertible Preferred Stock as of the close of business on March 31, 2013 by:

•	each of the executive officers named in the 2012 Summary Compensation Table;

•	each of our directors;

•	each person known by us to be the beneficial owner of more than 5% of our common stock and Series A Convertible Preferred Stock; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in each table is c/o DigitalGlobe, 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and/or investment power with respect to all of the shares of our common stock or Series A Convertible Preferred Stock, as applicable, that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 74,506,274 shares of our common stock and 80,000 shares of our Series A Convertible Preferred Stock, convertible into 3,056,935 shares of common stock, outstanding on March 31, 2013.

In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options, warrants or Series A Convertible Preferred Stock held by that person that are currently exercisable or exercisable within 60 days of March 31, 2013 to be included. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Based on information supplied by Hitachi, Ltd. in an amended Schedule 13G filed with the SEC on February 9, 2011, Hitachi, Ltd. directly owns 75,850 shares of our common stock and may be deemed to have sole voting and dispositive power with respect to an additional 2,929,892 shares of our common stock which shares are directly owned by its controlling subsidiary, Hitachi Solutions, Ltd. (formerly known as Hitachi Software Engineering Co., Ltd.). Following our merger with GeoEye, it is our belief that Hitachi, Ltd. and its affiliates are no longer beneficial owners of more than 5% of our common stock.

To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the company’s stock.

Common Stock

Name	Common Shares directly or indirectly owned		Common Shares subject to instruments exercisable or convertible within 60 days after March 31, 2013	Total beneficial ownership	Percentage Owned(11)	Deferred Stock Units(12)
Jeffrey R. Tarr	81,790	(1)	90,436	172,226	*	—
Yancey L. Spruill	67,421	(2)	193,336	260,757	*	—
Dr. Walter S. Scott	143,948	(3)	134,255	278,203	*	—
David B. Turner, Jr.	22,728	(4)	—	22,728	*	—
Daniel L. Jablonsky	35,087	(5)	7,075	42,162	*	—
General Howell M. Estes III	16,243		33,984	50,227	*	—
Warren C. Jenson	12,578		32,512	45,090	*	—
Nick S. Cyprus	12,578		22,876	35,454	*	—
James M. Whitehurst	12,578		17,847	30,425	*	—
Lawrence A. Hough	11,818	(6)	—	11,818	*	20,232
Kimberly Till	15,241		—	15,241	*	—
Martin C. Faga	6,382		—	6,382	*	20,232
General Michael P.C. Carns	1,987		—	1,987	*	5,291
General James A. Abrahamson	904		—	904	*	20,232
All executive officers and directors (21 persons)	538,730	(7)	629,154	1,167,884	1.5%	65,987
5% stockholders
Wellington Management Company, LLP	6,483,485	(8)	—	6,483,485	8.4%	—
Stephen Feinberg	2,429,494	(9)	3,056,935	5,486,429	7.1%	—
SAB Capital Advisors, L.L.C.	4,665,257	(10)	—	4,665,257	6.0%	—

* less	than 1%.

(1)	Includes (i) 31,673 shares of unvested restricted stock granted pursuant to Mr. Tarr’s employment agreement vesting in three equal annual beginning on April 4, 2013, (ii) 27,420 shares of unvested restricted stock granted on March 6, 2012 (for performance in 2011) vesting in three equal annual installments beginning on March 6, 2014, and (iii) does not include 56,319 unvested restricted stock units that will begin vesting on January 25, 2014.

(2)	Includes (i) 1,241 shares of unvested restricted stock granted on March 2, 2010 (for performance in 2009) vesting on March 2, 2014, (ii) 2,230 shares of unvested restricted stock granted on February 23, 2011 (for performance in 2010) vesting 50% on February 23, 2014 and 50% on February 23, 2015, (iii) 7,627 shares of unvested restricted stock granted on March 6, 2012 (for performance in 2011) vesting in three equal annual installments beginning on March 6, 2014, and (iv) does not include 14,080 unvested restricted stock units that will begin vesting on January 25, 2014.

(3)	Includes (i) 103,662 shares of common stock registered in the name of Walter S. Scott & Dianne R. Scott, Trustees or Their Successors in Trust under the Walter and Diane Scott Living Trust, Dated March 19, 2000, (ii) 6,400 shares of common stock registered in the name of Walter S. Scott & Dianne R. Scott, Trustees or Their Successors in Trust under the Walter and Diane Scott Living Trust, Dated March 19, 2000, (iii) 1,170 shares of unvested restricted stock granted on March 2, 2010 (for performance in 2009) vesting March 2, 2014, (iv) 1,617 shares of unvested restricted stock granted on February 23, 2011 (for performance in 2010) vesting 50% on February 23, 2014 and 50% on February 23, 2015, (v) 10,488 shares of unvested restricted stock granted on March 6, 2012 (for performance in 2011) vesting in three equal annual installments beginning on March 6, 2014, (vi) does not include 14,080 unvested restricted stock units that will begin vesting on January 25, 2014.

(4)	Includes 22,278 shares of unvested restricted stock granted on June 1, 2012 (as a new hire grant) vesting in four equal annual installments beginning on June 1, 2103 and does not include 11,440 unvested restricted stock units that begin vesting on January 25, 2014.

(5)	Includes 28,602 shares of unvested restricted stock granted on March 6, 2012 (as a new hire grant) vesting in four equal annual installments beginning on March 12, 2014 and does not include 11,440 unvested restricted stock units vesting on January 25, 2014.

(6)	Includes 834 shares of common stock held by a trust for the benefit of two of Mr. Hough’s minor grandchildren where Mr. Hough is not the trustee but where he holds a power-of-attorney for disposing the shares. Mr. Hough disclaims beneficial ownership of the shares held in trust for his minor grandchildren, and this disclosure should not be deemed an admission that the Mr. Hough is the beneficial owner of such shares.

(7)	This amount includes an aggregate of 70,992 shares of unvested restricted stock granted to Mr. Frazier, Mr. Hascall, Ms. Shapero, Mr. Wray and Ms. Steinke-Fike, and an aggregate of 134,797 shares of unvested restricted stock granted to the named executive officers as set forth in footnotes (1)-(5) above.

(8)	Based on information supplied by Wellington Capital Management Company, LLP in an amended Schedule 13G filed with the SEC on February 14, 2013. According to the amended Schedule 13G, Wellington Capital Management Company, LLP is an investment adviser and the securities owned of record by its clients. Wellington Capital Management Company, LLP has shared power to vote or direct the vote of 5,085,767 shares of common stock and shared power to dispose or to direct the disposition of 6,483,485 shares of our common stock as of December 31, 2012. The address of Wellington Capital Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210.

(9)

Based on information supplied by Stephen Feinberg in an amended Schedule 13D filed with the SEC on March 14, 2013. Mr. Feinberg, through one or more entities, possesses the sole power to vote and direct the disposition of all of our securities beneficially owned by Cerberus Partners II, L.P., Cerberus Series Four Holdings, LLC and Cerberus Satellite LLC, which hold 27,416, and 2,402,078 shares of common stock and 80,000 shares of Series A Convertible Preferred Stock, respectively. The Series A Convertible Preferred Stock is convertible at any time into common stock. As of March 31, 2013, the shares of Series A Convertible Preferred Stock were convertible into 3,056,935 shares of common stock. The address of Mr. Feinberg is c/o Cerberus Capital Management, L.P., 875 Third Avenue, 11th Floor, New York, NY 10022.

(10)	Based on information supplied by SAB Capital Advisors, L.L.C., SAB Capital Management, L.P., SAB Capital Management, L.L.C. and Scott A. Bommer in a Schedule 13G filed with the SEC on March 18, 2013. According to the Schedule 13G, the securities are held for the account of each of SAB Capital Partners, L.P. (“SAB”), SAB Capital Partners II, L.P. (“SAB II”), and the SAB Overseas Master Fund, L.P. SAB Capital Advisors, LLC serves as the general partner of each of SAB, SAB II and SAB Overseas. SAB Capital Management, L.P. serves as the investment manager of each of SAB, SAB II and SAB Overseas. SAB Capital Management, L.L.C. serves as the general partner of SAB Capital Management, L.P. Mr. Bommer serves as the managing member of each of SAB Capital Advisors, LLC and SAB Capital Management, L.L.C. The address of SAB Capital Advisors, LLC, SAB Capital Management, L.P., SAB Capital Management, L.L.C. and Scott A. Bommer is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

(11)	Does not include Deferred Share Units owned by General Abrahamson, General Carns, Mr. Faga and Mr. Hough, described in footnote 12 below.

(12)	General Abrahamson, General Carns, Mr. Faga and Mr. Hough were granted Deferred Stock Units (“DSU”) during their tenure as members of the Board of Directors of GeoEye. In connection with the merger with GeoEye, the DSUs will become payable in shares of common stock on the date that is six months following the date of the merger, or July 31, 2013. Because the DSUs do not constitute actual shares of outstanding common stock, a DSU holder does not possess voting or investment authority with respect to any common stock as a result of his ownership of a DSU.

Series A Convertible Preferred Stock

Name	Series A Convertible Preferred shares beneficially owned	Total beneficial ownership	Percentage Owned
Cerberus Satellite LLC(1)	80,000	80,000	100%

Total	80,000	80,000	100%

(1)

Based on information supplied by Stephen Feinberg in an amended Schedule 13D filed with the SEC on March 14, 2013. Mr. Feinberg, through one or more entities, possesses the sole power to vote and direct the disposition of all of our securities beneficially owned by Cerberus Satellite LLC, which holds 80,000 shares of our Series A Convertible Preferred Stock. The address of Mr. Feinberg is c/o Cerberus Capital Management, L.P., 875 Third Avenue, 11th Floor, New York, NY 10022.

ADVANCED REGISTRATION

To register in advance for the Annual Meeting, please check the appropriate box on your proxy card. Advanced registration will expedite your admission to the meeting but is not required for admittance.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, Proxy Statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov and on our website at www.digitalglobe.com. The information on these websites is not incorporated by reference in this Proxy Statement.

By order of the Board of Directors,

Daniel L. Jablonsky

Senior Vice President, General Counsel and Secretary

DigitalGlobe, Inc.

Longmont, Colorado

April 15, 2013

ALL STOCKHOLDERS ARE REQUESTED TO VOTE YOUR SHARES

BY TELEPHONE OR USING THE INTERNET OR COMPLETE, DATE, SIGN AND RETURN

THE PAPER PROXY CARD PROMPTLY

ANNUAL MEETING OF STOCKHOLDERS OF

DIGITALGLOBE, INC.

May 30, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting and proxy statement are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16165

iPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.i

¢    20330300000000001000  2                                                                                  053013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. Election of three Class I Directors to serve for a three-year term expiring at our 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.			2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Nick S. Cyprus O Jeffrey R. Tarr O James M. Whitehurst		3. Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

If you plan to attend the Annual Meeting, please check the box at right. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ¢

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

☐	¢

DIGITALGLOBE, INC. Proxy for Annual Meeting of Stockholders on May 30, 2013 Solicited on Behalf of the Board of Directors

The undersigned stockholder of DigitalGlobe, Inc. (the “Company”) hereby appoints Daniel L. Jablonsky and Yancey L. Spruill, and each of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution and the power to act alone, to vote all of the shares of Common Stock of the Company held of record by the undersigned on April 8, 2013, at the Annual Meeting of Stockholders to be held at the Hyatt Regency Denver, 650 15th Street, Denver, Colorado 80202 in the Mineral Room, on Thursday, May 30, 2013 at 9:00 a.m., MT, and at any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present upon all matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Stockholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS FROM REGISTERED STOCKHOLDERS, PROXIES WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

(Continued and to be signed on the reverse side.)

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

DIGITALGLOBE, INC.

May 30, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The notice of meeting and proxy statement

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16165

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢     20330300000000001000  2                                                                                  053013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. Election of three Class I Directors to serve for a three-year term expiring at our 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.			2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Nick S. Cyprus O Jeffrey R. Tarr O James M. Whitehurst		3. Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

If you plan to attend the Annual Meeting, please check the box at right. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ¢

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢